                                                                   EXHIBIT 10.18
                         EXETER STREET THEATRE BUILDING
                               181 NEWBURY STREET
                              BOSTON, MASSACHUSETTS


                              OFFICE BUILDING LEASE

                                 BY AND BETWEEN

      EASTWEST PROPERTY FUND, L.P.,
                         A GEORGIA LIMITED PARTNERSHIP,
      AS LANDLORD,

                                       AND

                              BILL GROSS' IDEALAB!,
                            A CALIFORNIA CORPORATION
                                    AS TENANT

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
 1.   Premises                                                            1
 2.   Term                                                                2
 3.   Delivery of Possession of Premises                                  2
 4.   Rental                                                              2
 5.   Security Deposit                                                    7
 6.   Use of Premises                                                     9
 7.   Compliance With Laws                                                10
 8.   Services to Tenant                                                  10
 9.   Liability of Landlord                                               11
10.   Improvements, Repairs by Landlord                                   12
11.   Landlord's Right to Enter Premises                                  12
12.   Repairs by Tenant                                                   13
13.   Alterations                                                         13
14.   Liens                                                               14
15.   Assignment and Subletting                                           14
16.   Eminent Domain                                                      17
17.   Destruction or Damage to Premises                                   17
18.   Indemnification                                                     18
19.   Insurance                                                           18
20.   Damage or Theft of Personal Property                                20
21.   Hazardous Materials                                                 20
22.   Landlord's Lien [TEXT INTENTIONALLY DELETED]                        23
23.   Relocation [TEXT INTENTIONALLY DELETED]                             23
24.   Subordination and Attornment                                        23
25.   Estoppel Certificate                                                24
26.   Default                                                             24
27.   Remedies                                                            25
28.   Effect of Termination of Lease                                      27
29.   Attorneys' Fees                                                     27
30.   Quiet Enjoyment                                                     27
31.   Surrender of Premises                                               28
32.   Holding Over                                                        28
33.   Removal of Fixtures                                                 28
34.   Notices                                                             28
35.   Agency Disclosure                                                   29
36.   Exculpation of Landlord                                             30
37.   Signage                                                             30
38.   Force Majeure                                                       30
39.   Authority                                                           30
40.   Definitions                                                         30
41.   Rules and Regulations                                               31
42.   Guaranty [TEXT INTENTIONALLY DELETED]                               31
43.   Special Stipulations                                                31
44.   Demolition [TEXT INTENTIONALLY DELETED]                             31
45.   Entire Agreement                                                    31
      Addendum of Special Stipulations
      Exhibit A   --     Floor Plan of Premises


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      Exhibit B  --     Description of Property on Which the Project is
                        Situated
      Exhibit C  --     Plans and Specifications for Improvements to Premises
      Exhibit D  --     Hazardous Materials List
      Exhibit E  --     Rules and Regulations
      Exhibit F  --     Schedule of Lease Expiration Dates and Renewal Options
      Exhibit G  --     Cleaning Specifications
      Exhibit H  --     Letter of Credit

                              OFFICE BUILDING LEASE

THIS LEASE, made this _______ day of ______________, 2000 (the "Effective Date"), is entered into by and between EASTWEST PROPERTY FUND, L.P., a Georgia limited partnership (the "Landlord"), and BILL GROSS' IDEALAB!, a California corporation (the "Tenant").

FOR AND IN CONSIDERATION of the mutual covenants and conditions contained herein, the parties hereto do hereby agree as follows:

1.   PREMISES

     Tenant hereby leases from Landlord approximately 22,052 rentable square feet of space, as outlined by the floor plan attached hereto as Exhibit "A" and incorporated herein by this reference, to be known as Suite 110, comprised of 1,002 rentable square feet of space on the ground floor, 6,350 rentable square feet of space on the mezzanine level, approximately 7,350 rentable square feet of space on the second floor, and approximately 7,350 rentable square feet of space on the third floor (the "Premises") of the Building known as the Exeter Street Theatre Building, located at 181 Newbury Street, Boston, Massachusetts 02116 (the "Building"), which is situated on certain real property more particularly described in Exhibit "B" attached hereto and incorporated herein by this reference (the "Property"; the Building and the Property are collectively referred to herein as the "Project"). The actual rentable square footage of the Premises shall be determined by Tenant's architect in accordance with BOMA standards. In the event that the actual rentable square footage of the Premises, as determined by Tenant's architect, varies from that set forth in this Lease, then the parties agree to execute an amendment to this Lease reflecting the actual rentable square footage of the Premises and modifying all provisions of this Lease affected by such variation. All exhibits attached to this Lease are incorporated herein by reference. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a leasehold interest in the Premises, not subject to levy and sale and not assignable by Tenant except by Landlord's consent. In addition to the interest in the Premises demised to Tenant under this Lease, Landlord hereby grants Tenant a nonexclusive license for so long as this Lease is in full force and effect to use the "Common Areas," as hereinafter defined, of the Project in common with others entitled to use the Common Areas, including Landlord and other tenants of the Project and their respective employees and invitees and other persons authorized by Landlord, subject to the terms and conditions of this Lease, including any and all rules and regulations promulgated by Landlord in accordance with the terms of this Lease. As used herein, the term "Common Areas" means all areas and facilities in the Project that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant, Landlord and all other tenants of the Project and their respective employees, invitees, licensees, or other visitors, and may include without limitation the hallways, entryways, stairs, elevators, loading areas, and restroom facilities of the Building, and the walkways of the Project. Landlord may from time to time change the size, use, shape, configuration or nature of any portion of the Common Areas, so long as such change does not deprive Tenant of the substantial benefit and enjoyment of the Premises. Neither Landlord nor Landlord's agents have made any representations, warranties or promises with respect to the Project, the physical condition of the Building, the land upon which it is erected, or the Premises, or any matter or thing affecting or related to the Premises except as expressly set forth in this Lease.


                                       1
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2.   TERM

     The term of this Lease (the "Term") shall commence on the Effective Date, defined above (the "Commencement Date"), and shall expire on the last day of the month in which the tenth (10th) anniversary of the "Rent Commencement Date," defined below, occurs (the "Expiration Date"), except as otherwise provided herein.

     "Lease Year" shall mean each successive twelve-month period throughout the Term provided that the first Lease Year shall commence on the Rent Commencement Date and expire on the last day of the month in which the anniversary of the Rent Commencement Date occurs, and each subsequent Lease Year shall commence on the day following the expiration of the previous Lease Year.

3.   DELIVERY OF POSSESSION OF PREMISES

     Landlord represents that the base building systems, including fire, life safety, electrical, mechanical, and HVAC are in good working order as of the Effective Date of this Lease. On or before the Commencement Date, Landlord shall remove the existing bookcases from the Premises, but Landlord shall otherwise deliver possession of the Premises to Tenant in their present, "as is" condition as of the date of the execution of this Lease, broom clean and free of debris and any items of personalty of Landlord or any prior tenant, and Tenant hereby agrees to accept such delivery of the Premises by Landlord. Commencing on the Effective Date, Tenant shall have full access to the Premises to complete the Improvements, as defined hereinbelow. Unless specifically set forth in this Lease, Landlord shall have no obligation to make any improvements whatsoever to the Premises. Tenant, by taking possession of the Premises shall be deemed to have agreed that the Premises are then in the condition required by the terms of this Lease, subject to latent defects.

4.   RENTAL

(a) BASE RENTAL. Commencing the earlier of one hundred twenty (120) days following the Commencement Date, or the date on which a certificate of occupancy is received by Tenant reflecting the substantial completion of the "Improvements," as defined in Exhibit "C" (the "Rent Commencement Date"), Tenant shall pay base rental to Landlord as follows (the "Base Rental"):

                              RATE PER
          RENTAL PERIOD       SQUARE FOOT         MONTHLY        ANNUALLY
          -------------       -----------         -------        --------
          Lease Years 1-5     $36.00              $66,156.00     $793,872.00
          Lease Years 6-10    $38.00              $69,831.33     $837,976.00


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

     Each monthly installment shall be due and payable promptly on the first day of each month, in advance and without offset, deduction or prior demand, during the Term of this Lease. In the event that the Term of this Lease shall commence on a date other than the first day of the month, rent for such month shall be prorated and such prorated amount (which shall be equal to the monthly Base Rental stated above multiplied by a fraction, the numerator of which shall be the number of days from the Commencement Date through the end of such month, inclusive of both days, and the denominator of which shall be the number of days in such month) shall be due and payable on the Commencement Date. All payments of rent or any other sum due under this Lease shall be made payable to Landlord, and shall be forwarded by Tenant to Landlord as follows: TMW Real Estate Management, Inc., Suite 400, Two Ravinia Drive, Atlanta, Georgia 30346.

     In the event Tenant shall fail to pay a monthly installment within five (5) days of the due date, a late charge of five percent (5%) of the monthly Base Rental, with a minimum of twenty dollars ($20.00) per month, shall be added to the Base Rental and paid to Landlord for each such late payment and the same shall be treated as additional rent. Should Tenant present a check to Landlord that is returned from Tenant's bank for any reason, Tenant shall pay to Landlord as additional rent all costs incurred by Landlord as a result of such return, and Landlord reserves the right to demand that all future rental payments be made in the form of cashiers' checks or certified funds. Tenant agrees to pay Landlord interest at a rate of twelve percent (12%) per annum (or the maximum rate permitted by applicable law, whichever is less) on all Base Rental, additional rental or other sums due hereunder that are not paid when such amounts are due and payable. Nothing contained herein shall require Landlord to accept any tender of payment from Tenant for less than the full amount then due under this Lease, including any and all late charges, interest and attorneys' fees that may then be due from Tenant in accordance with the express terms of this Lease. Landlord may elect to accept less than the full amount then due from Tenant hereunder; however, no payment by Tenant or receipt by Landlord of such lesser amount shall be deemed to be other than payment on account, and no restrictive endorsement or statement on any check or payment shall be deemed to alter the express provisions of this Lease, nor constitute an accord and satisfaction. Landlord may accept less than the full amount then due from Tenant without prejudice to Landlord's right to recover the balance of the full amount then due, or to pursue any other remedies then available to Landlord under this Lease or applicable law. In all events, including but not limited to Landlord's acceptance of a partial payment from Tenant, any payment accepted by Landlord from Tenant may be applied first to retire the oldest receivables due from Tenant hereunder, then to any current rental or other payment then due hereunder, and the balance, if any, will be applied to any rental or other payment which will become due from Tenant hereunder.

(b)  ADDITIONAL RENTAL - OPERATING EXPENSES AND REAL ESTATE TAXES.

     (1) DEFINITIONS. The following definitions shall apply for purposes of this Section:


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           All sums other than Base Rental due from Tenant to Landlord under this Lease shall constitute "Additional Rental." The term "Operating Expenses" as used herein shall include all direct costs of administration, operation and maintenance of the Building, and the Common Areas, as determined in accordance with generally accepted accounting principles, and shall include Landlord's costs and expenses incurred in connection with the following by way of illustration but not limitation: the cost of labor, materials and services for the operation and maintenance of the Building, and the Common Areas, including but not limited to license, permit and inspection fees; water and sewer charges; garbage and waste disposal; gas, fuel, electricity and other utilities; heat, air conditioning and ventilation repairs; elevator service; plumbing service and other normal repairs; janitorial and cleaning service; window washing services, snow and ice removal; landscaping; repairs, maintenance and replacement of curbs, walkways and all other paved areas; association fees; pest control; maintenance contracts; security services or personnel; insurance for fire, extended coverage, general liability, and other insurance which Landlord is required to maintain on the Building and its appurtenances either by the terms of this Lease or by the holder of any mortgage or deed to secure debt encumbering the Building, or which Landlord reasonably deems to be necessary in connection with the ownership and operation of the Building; personnel engaged in onsite management, administration, operation and maintenance of the Building, its Common Areas and its appurtenances together with payroll taxes, employee benefits, workers' compensation insurance premiums and the cost of uniforms associated therewith; rental expenses for onsite management offices, management fees; supplies, materials, tools, equipment and general costs associated therewith, all accrued and based on a calendar year type operation; but excluding tenant alterations, depreciation on the Building and equipment, costs of a capital nature not expressly permitted to be included hereunder, interest, executive salaries, payments made to any affiliate of Landlord for goods or services that exceed the fair market value of such goods or services that would be charged by an unrelated party in an arm's length transaction, Landlord's costs incurred in maintaining and repairing the structural portions and the roof of the Building, all costs billed directly to tenants of the Building either by Landlord or a third party, and all expenses incurred by Landlord in cleaning, maintaining and repairing the Common Area entrance and facilities associated with the Newbury Street entrance to the Building.

           If, for any reason, including imposition of governmental requirements, laws or regulations, Landlord shall make an expenditure, directly or indirectly, which is intended to reduce the energy consumption of the Building and which, by generally accepted accounting principles would be treated as a capital expenditure, the annual Operating Expenses of the Building shall also include the amortization of such capital expenditure based upon a useful life acceptable to the appropriate taxing authority; provided, however, that the amount of such capital expenditure included in any calendar year for purposes of calculating Tenant's Additional Rental hereunder shall not exceed the savings achieved in such year as a result of such expenditure.

           In the event that any local, state or federal government shall, by any legally enforceable legislative, administrative or judicial action, whether by ordinance, act, statute, order, mandate, rule, regulation or otherwise, require during the Term of this Lease any alteration of or improvement to any portion of the Project or Building, excluding the Premises or any premises leased or available to be leased by other tenants of the Building (a "Mandated Alteration"), which, by generally accepted accounting principles would be treated as a capital expenditure, then, provided that such Mandated Alteration is the result of the adoption of a new or changed ordinance, act, statute, order, mandate, rule or regulation or interpretation thereof not existing on the Commencement Date of this Lease, the annual Operating Expenses of the Building shall also include the annual amortization of such capital expenditure based upon a useful life of not less than five (5) years.

           "Tenant's Proportionate Share" shall be calculated by dividing the rentable square footage of the Premises by the total rentable square footage of the Building. The rentable square footage of the Building is 45,502 rentable square feet; accordingly, Tenant's Proportionate Share is 48.4638%.

           The term "Taxes" shall include every type of tax, charge or other amount assessed against the Building or upon the real estate upon which the Building is located, including any sales tax assessed on the rent collected by Landlord in connection with leasing space in the Building, together with any expenses for tax consulting services and legal services in appealing or protesting such taxes. Landlord agrees to make commercially reasonable efforts to determine whether the amount of Taxes assessed each year is appropriate, and to determine whether an appeal or protest of the amount of such Taxes should be pursued. Taxes shall not include income taxes, inheritance, estate, gift, excise, franchise, gross receipts, stamp or profit taxes imposed upon Landlord, any tax upon the sale, transfer and/or assignment of Landlord's interest in the Project other than a sales tax on rent, as referenced above, and any interest or penalties resulting from the late payment of Taxes by Landlord.

        (2)REIMBURSEMENT OF OPERATING EXPENSES AND TAXES. Commencing on the
           Rent Commencement Date, Tenant shall pay as Additional Rental Tenant's Proportionate Share of Operating Expenses and Taxes for each calendar year or part thereof during the Lease Term, as the same may be extended by the parties from time to time (referred to herein as an "Expense Year") as and when specified below. An annual determination of Operating Expenses and Taxes shall be made by Landlord pursuant to generally accepted accounting principles and shall be binding upon Landlord and Tenant.

        (3)ESTIMATES OF OPERATING EXPENSES AND TAXES. Prior to the actual determination of the Operating Expenses and Taxes for any Expense Year, Landlord may, if it so elects and at any time or from time to time during such Expense Year, estimate in good faith the amount of such Operating Expenses and Taxes that will be paid or incurred in such year, based upon the amount of Operating Expenses and Taxes that were incurred in the previous year. Landlord may give Tenant written notice of the amount of such estimated Operating Expenses and Taxes and the amount that will be due each month from Tenant. In such event, Tenant shall, subsequent to receipt of such written notice, pay monthly Tenant's Proportionate Share of such estimated amount at the same time and in the same manner as Base Rental is due from Tenant hereunder.

        (4)ANNUAL RECONCILIATION. If, in any Expense Year, the total amount Tenant actually paid for estimated Operating Expenses and Taxes for such year is less than Tenant's Proportionate Share of the actual amount of the Operating Expenses and Taxes owed by Tenant for such year, Tenant shall pay to Landlord as Additional Rental in one lump sum the difference between the total amount actually paid by Tenant for such year and the amount Tenant should have paid pursuant to subparagraph 2 above; this lump sum payment shall be made within thirty (30) days of receipt of Landlord's statement therefor; or if the total amount Tenant actually paid for estimated Operating Expenses and Taxes is more than Tenant's Proportionate Share of the actual amount of such Operating Expenses and Taxes, then Landlord shall remit the excess to Tenant within thirty (30) days of the making of such determination or, at Landlord's election, credit such amount against the next monthly installment of Base Rental.

        (5)PRORATIONS. If the Rent Commencement Date is other than January 1 or if the Expiration Date is other than December 31, Tenant's Proportionate Share of Operating Expenses and Taxes for such year shall be prorated, with the proration for the months in which the Rent Commencement Date and the Expiration Date occurs to be based upon a 30-day month. Even if the Term has expired, and Tenant has vacated the Premises when the final determination is made of Tenant's Proportionate Share of Operating Expenses and Taxes for the year in which this Lease expires, Tenant shall pay any increase due over the estimated amount paid and conversely any overpayment made shall be rebated by Landlord to Tenant, all as specified above.

        (6)AUDIT. Tenant shall have the right to have Landlord's books and records pertaining to Operating Expenses for any Expense Year reviewed, copied and audited ("Tenant's Audit") provided that (i) such right shall not be exercised more than once during any calendar year; (ii) if Tenant elects to conduct Tenant's Audit, Tenant shall provide Landlord with written notice thereof no later than thirty
           (30) days following Tenant's receipt of Landlord's statement of Operating Expenses for the year to which Tenant's Audit will apply;
           (iii) Tenant shall have no right to conduct Tenant's Audit if Tenant is, either at the time Tenant forwards Landlord written notice that Tenant's Audit will be conducted or at any time during Tenant's Audit, then in default under this Lease; (iv) conducting Tenant's Audit shall not relieve Tenant from the obligation to pay Tenant's Proportionate Share of Operating Expenses, as billed by Landlord, pending the outcome of such audit; (v) Tenant's right to conduct such audit for any calendar year shall expire thirty (30) days following Tenant's receipt of Landlord's statement of Operating Expenses for such year, and if Landlord has not received written notice of such audit within such thirty (30) day period, Tenant shall have waived its right to conduct Tenant's Audit for such calendar year; (vi) Tenant's Audit shall be conducted by a Certified Public Accountant not employed by or otherwise affiliated with Tenant, except to the extent that such accountant has been engaged by Tenant to conduct Tenant's Audit; (vii) Tenant's Audit shall be conducted at Landlord's office where the records of the year in question are maintained by Landlord, during Landlord's normal business hours; and (viii) except as set forth below, Tenant's Audit shall be conducted at Tenant's sole cost and expense. In the event that Tenant's Audit demonstrates to Landlord's reasonable satisfaction that Landlord has overstated the Operating Expenses for the year audited, then Tenant's Proportionate Share of the overstated amount shall be credited against Tenant's Base Rental and Additional Rental next due under this Lease until such credit has been exhausted, or if the Lease Term has expired and no further amounts are due from Tenant under this Lease, Landlord shall refund such overstated amount to Tenant within thirty (30) days following Landlord's receipt of documentation reasonably acceptable to Landlord reflecting the calculation of such overstated amount. Additionally, in the event that Tenant's Audit demonstrates to Landlord's reasonable satisfaction that Landlord has overstated the Operating Expenses for the year audited by more than five percent (5%), then, in addition to reimbursing Tenant for Tenant's Proportionate Share of such overstated amount, as set forth above, Landlord shall also reimburse Tenant for Tenant's actual reasonable cost incurred in conducting Tenant's Audit within thirty
           (30) days of Landlord's receipt of documentation reasonably acceptable to Landlord reflecting the amount of such cost.

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5.    SECURITY DEPOSIT

(a) DESCRIPTION OF LETTER OF CREDIT. As security for the full and faithful performance of all the terms, conditions and obligations of Tenant under this Lease (collectively, the "Obligations"), Tenant shall maintain in full force and effect throughout the Term of this Lease, an irrevocable, standby letter of credit in favor of Landlord or its successors or assigns, issued by a banking institution reasonably acceptable to Landlord (the "Issuer"), in the amounts set forth in this section (the "Letter of Credit"). The Letter of Credit shall be in a form substantially similar to the form Letter of Credit attached hereto as Exhibit "H," or in such other form as may be reasonably acceptable to Landlord. Contemporaneously with Tenant's execution and delivery of this Lease to Landlord for execution, Tenant shall deliver the executed Letter of Credit to Landlord, and upon Tenant's delivery of the executed Letter of Credit to Landlord, and Landlord's acceptance of same, a true and genuine photocopy of the executed Letter of Credit shall be attached hereto as Exhibit "H-1" and incorporated herein by this reference.

(b) INITIAL AMOUNT OF LETTER OF CREDIT. The initial amount of the Letter of Credit shall be Eight Hundred Ninety-five Thousand, One Hundred Ninety-two Dollars ($895,192.00), which amount represents the "Allowance," as defined in Exhibit "C" to this Lease, and the leasing commissions to be paid by Landlord in connection with this transaction.

(c)  REDUCTIONS IN AMOUNT OF LETTER OF CREDIT. At the commencement of the second
     (2nd), third (3rd), fourth (4th), fifth (5th) and sixth (6th) Lease Years the amount of the Letter of Credit may be reduced by the amount of One Hundred Thirty-seven Thousand, Thirty-eight and 40/100 Dollars ($137,038.40); thereafter, the Letter of Credit shall be maintained by Tenant in such reduced amount (which will then be Two Hundred Ten Thousand Dollars ($210,000.00), assuming that all scheduled reductions are made) throughout the balance of the Term of the Lease, as the same may be extended by the parties from time to time. Provided, however, that a scheduled reduction in the Letter of Credit shall not occur if (i) at the time of such scheduled reduction Tenant is in default of its Obligations under this Lease, beyond any notice and period of cure applicable under this Lease, and (ii) Issuer receives written notice of such uncured default from Landlord not less than thirty (30) days prior to the date on which such reduction is scheduled to occur.

(d) DRAWING UPON THE LETTER OF CREDIT IN EVENT OF DEFAULT. In the event that Tenant shall default in any of its Obligations under this Lease, and fail to cure such default within the time permitted under this Lease, then in addition to any other remedies provided under this Lease, Landlord shall be entitled to a draw upon the Letter of Credit, in the manner described in the Letter of Credit, in such amount as may be necessary in order to cure such default on behalf of Tenant. In the event that Landlord draws upon the Letter of Credit, Tenant shall, within ten (10) days of receipt of notice from Landlord that the Letter of Credit has been drawn down, restore the Letter of Credit to the full amount of the Letter of Credit then required to be maintained by Tenant hereunder, and provide Landlord with documentation reasonably acceptable to Landlord that the Letter of Credit has been so restored. If Tenant (i) allows the Letter of Credit to lapse at any time during the Term of this Lease, or (ii) fails to restore the Letter of Credit to the amount required hereunder after the Letter of Credit has been drawn upon by Landlord in accordance with the terms hereof, then Tenant shall be in default under the Lease and Landlord shall be entitled to exercise all remedies for default set forth in this Lease.

(e) DRAWING UPON THE LETTER OF CREDIT WHERE LETTER OF CREDIT IS NOT RENEWED. The parties acknowledge that the Letter of Credit will be issued for an initial period of one (1) year, which shall be automatically renewed by Issuer for successive periods of one (1) year throughout the Term of this Lease, unless Issuer provides Landlord with written notice of its election not to renew the Letter of Credit upon the expiration of its then current term. The parties agree that in such event, Landlord may immediately draw upon the Letter of Credit in accordance with its terms which expressly provide for such draw to be permitted, even if no default by Tenant has occurred under this Lease. In such event, the funds drawn by Landlord upon the Letter of Credit shall be held by Landlord as a security deposit, in accordance with the terms of subparagraph (f) below.

(f) SECURITY DEPOSIT. Landlord shall place any funds received by drawing upon the Letter of Credit under subparagraph (e) above (the "Security Deposit") in an interest bearing account, and the interest accruing on the Security Deposit shall be held, disbursed, returned and/or retained in the same manner as the principal amount of the Security Deposit. If funds are received by Landlord under subparagraph (e) above prior to the commencement of the sixth (6th) Lease Year, then the principal amount of the Security Deposit shall be reduced in the same manner and upon the same schedule as reductions in the amount of the Letter of Credit are permitted under subparagraph (c) above, provided that at the time of the permitted reductions Tenant is not then in default of its Obligations under this Lease beyond any notice and period of cure; at the time of any reductions in the principal amount of the Security Deposit, the amount by which the Security Deposit is to be reduced shall be refunded to Tenant, together with all interest then accrued on the Security Deposit. The balance of the Security Deposit existing as of the commencement of the sixth (6th) Lease Year (which will be Two Hundred Ten Thousand Dollars ($210,00.00) if all scheduled reductions are made), and all interest thereafter accruing, shall be held by Landlord throughout the balance of the Lease Term. The balance of the Security Deposit is refundable to Tenant within thirty (30) days following the Expiration Date, as the same may be extended by the parties from time to time, provided that no defective conditions are left unrepaired by Tenant, other than normal wear and tear, loss by fire or other casualty not caused by Tenant, Tenant's employees, agents or contractors or condemnation, and provided Tenant is not otherwise in default under this Lease. Landlord may, but shall not be required to, apply all or a portion of the Security Deposit toward sums due to Landlord by Tenant hereunder and/or in order to make any repairs to the Premises required to be made by Tenant hereunder, and any portion of this Security Deposit used by Landlord for such purposes shall be restored by Tenant within fifteen (15) days after written demand therefor from Landlord. Any portion of the Security Deposit not required to reimburse Landlord for Landlord's expense in repairing defective conditions caused by Tenant or for paying amounts owed by Tenant to Landlord, shall be refunded to the Tenant as provided above.

(g) ASSIGNMENT OF THE LEASE BY LANDLORD. In the event that Landlord assigns this Lease pursuant to a sale of the Property or otherwise, then Tenant shall present Landlord with such documentation as may be required by Issuer to transfer Landlord's interest as beneficiary of the Letter of Credit to Landlord's assignee, and all costs of processing such transfer shall be paid by Tenant directly to Issuer.

6.   USE OF PREMISES

     Tenant shall use the Premises only for general business or professional office purposes, and shall not use the Premises for any illegal purpose, or violate any statute, regulation, rule, or order of any governmental body, or create or allow to exist any nuisance, or trespass, or do any act in or about the Premises, or bring anything onto or in the Premises or the Building which will in any way increase the rate of insurance on the Premises or said Building, deface or injure the Premises or such Building, or overload the floor of the Premises. Cigar smoking is prohibited in all areas of the Building, including the Premises. Tenant shall not permit smoke from cigarettes or any other type of smoking instrument used by Tenant or Tenant's employees, agents, invitees, or licensees to filter into the Common Areas of the Building, or into other tenants' premises, or to create in any manner a nuisance which interferes with other tenants' rights of quiet enjoyment of their premises in the Building (collectively the "Smoking Nuisance"). Additionally, Tenant shall inform all of its employees (and all other agents and contractors who regularly occupy the Premises) that smoking is prohibited in all Common Areas of the Building, and of the foregoing restrictions set forth in this paragraph. If a Smoking Nuisance is generated in the Premises, Landlord shall notify Tenant, and Tenant shall have twenty (20) days from the date of receipt of Landlord's notice to eliminate the Smoking Nuisance in a manner approved by Landlord. If Tenant fails to eliminate the Smoking Nuisance to Landlord's satisfaction,

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                                       9

     Landlord, at Tenant's expense, may install all reasonable filtering devices necessary to eliminate the Smoking Nuisance.

7.   COMPLIANCE WITH LAWS

(a) LANDLORD'S COMPLIANCE. During the Term of this Lease, Landlord shall be responsible for making any modifications to the Project and Building or its appurtenances, excluding the Premises, but including the Common Areas, elevators and entrances serving the Project and Building, required pursuant to any applicable federal, state and local laws, ordinances, building codes, and rules and regulations of governmental entities having jurisdiction over the Project, including but not limited to the Americans with Disabilities Act (the "ADA") and all regulations and orders promulgated pursuant to the ADA (collectively, the "Applicable Laws"). Any modifications to the Project and/or the Building made by Landlord pursuant to the provisions of this paragraph shall initially be at Landlord's expense; however, such expense may be included in Landlord's Operating Expenses of the Building as set forth in Paragraph 4(b)(1) of this Lease.

(b) TENANT'S COMPLIANCE. Tenant shall comply with all governmental laws, ordinances, and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention, and abatement of nuisances in, upon, or connected with the Premises, all at Tenant's sole expense. Tenant warrants that all improvements or alterations of the Premises made by Tenant or Tenant's employees, agents or contractors, either prior to Tenant's occupancy of the Premises or at any time during the term of this Lease, will comply with all Applicable Laws. In addition, Tenant warrants that its use of the Premises will be in strict compliance with all Applicable Laws. During the Term of this Lease, Tenant shall, at Tenant's sole cost and expense, be responsible for making any modifications to the Premises that may be required pursuant to any Applicable Laws.

(c) MUTUAL INDEMNITY. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claims, losses or causes of action arising out of Landlord's failure to comply with the provision of subparagraph (a) above. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, losses or causes of action arising out of Tenant's failure to comply with the provisions of subparagraph (b) above. The indemnities set forth in this paragraph shall survive the expiration or earlier termination of this Lease.

8.   SERVICES TO TENANT

     Landlord shall provide, subject to limitations contained in any governmental controls now or hereafter imposed, or matters beyond Landlord's control, the following services:

(a) Furnish heated and chilled water or other heating/cooling medium to the Premises for a heat pump system installed or to be installed to maintain the Premises at comfortable temperatures.

(b) General cleaning and janitorial service five times per week, in accordance with the Cleaning Specifications attached hereto as Exhibit "G."

(c) Reasonable quantities of water to lavatories and toilets in or appurtenant to the Premises.

(d) The Premises are equipped with a separate meter to monitor the amount of electricity used to operate the lights and any equipment, machinery or other items connected to the power outlets in the Premises, as well as the heating, ventilation and air conditioning system serving the Premises. The cost of all electricity furnished to the Premises will be billed to Tenant by Landlord on a monthly basis. Tenant shall promptly pay all bills for such service, and Tenant's failure to do so shall constitute an additional event of default under this Lease. Tenant will not use any electrical equipment which in Landlord's opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not, without Landlord's prior written consent in each instance, connect any items such as non-building standard tenant lighting, vending equipment, printing or duplicating machines, computers (other than desktop word processors, personal computers and photocopy equipment not requiring dedicated or special circuitry) or auxiliary air conditioners to the electrical system of the Premises, or make any alteration or addition to the electrical system in the Premises or Building. If any additional circuitry or wiring is required by Tenant, and Landlord approves the installation of the same in writing, such work shall be performed at Tenant's expense by Landlord's electrician or under Landlord's control and supervision, and Tenant shall pay Landlord for such additional work as billed.

(e) Passenger elevator service to the Premises, 24 hours per day, 7 days per week, subject to the terms of this Lease, including the Rules and Regulations attached hereto as Exhibit "E." The 181 Newbury Street elevator will be the main access passenger elevator for Tenant.

(f) Loading dock access to the Building and freight elevator access to the Premises in accordance with the Rules and Regulations for the Building and Landlord's policies and procedures as established from time to time for the loading and unloading of freight and for the use of the freight elevator.

(g) Tenant shall have access to the Premises 24 hours per day, 7 days per week, subject to the terms of this Lease.

9.   LIABILITY OF LANDLORD

     Excepting for the willful misconduct or gross negligence of Landlord, its agents, contractors and employees, Landlord shall not be liable to Tenant in any manner whatsoever for failure or delay in furnishing any service provided for in this Lease, and no such failure or delay to furnish any service or services by Landlord shall be an actual or constructive eviction of Tenant nor shall any such event operate to relieve Tenant from the prompt and punctual performance of each and all of the covenants to be performed herein by Tenant; nor shall Landlord be liable to Tenant for damage to person or property caused by defects in the cooling, heating, electric, water, elevator or other apparatus or systems or by water discharged from sprinkler systems, if any, in the Building; nor shall Landlord be liable to Tenant for the theft, or loss of any property of Tenant whether from the Premises or any part of the Building or property adjoining the Building containing the Premises. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance of third persons including other tenants, however, Landlord shall not be liable for any such interference or disturbance whether caused by another tenant or tenants or Landlord or other person, nor shall Tenant be relieved from any obligation under this Lease because of such interference, disturbance or breach; provided, however, that if Landlord shall fail to provide any service to Tenant that Landlord is required to provide to Tenant hereunder, and such failure shall persist for a period of ten (10) days after Landlord's receipt of written notice from Tenant of the existence of such failure, and such failure is not due to a force majeure event, and as a result of such failure, the Premises or a portion thereof shall be substantially unusable by Tenant for the purposes for which they were demised to Tenant under this Lease, then, commencing with the expiration of such ten (10) day period, Tenant's Base Rental and Additional Rental due under this Lease shall abate in the proportion that the rentable square footage of the portion of the Premises rendered substantially unusable by such failure bears to the total rentable square footage of the Premises for the period of time that such portion is substantially unusable.

10.  IMPROVEMENTS, REPAIRS BY LANDLORD

     Except as may be specifically set forth in this Lease and any Special Stipulations attached hereto, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises. Landlord shall, however, repair and maintain all Common Areas of the Project and the structural portions of the Building, including elevators of the Building, and the basic plumbing, air conditioning, heating and electrical systems serving the Premises and Common Areas installed in accordance with similar buildings in Boston, Massachusetts, but taking into consideration the age of the Building, unless the condition requiring such maintenance is caused in part or in whole by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay Landlord the reasonable cost of such maintenance or repairs. Landlord's costs incurred in maintaining and repairing the structural portions and the roof of the Building shall not be included in Operating Expenses. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair, and in the condition which Landlord is obligated to deliver them to Tenant, except for latent defects and such items as Tenant may set forth on a punch list to be provided from Tenant to Landlord in accordance with the Notices provision of this Lease within ten (10) days after Landlord's delivery of possession of the Premises to Tenant. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance required of Landlord hereunder, unless such failure shall persist for an unreasonable period of time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant in accordance with the Notices provision of this Lease; provided, however, that if such failure shall persist for a period of ten
     (10) days after Landlord's receipt of written notice from Tenant of the need for such repairs or maintenance, and such failure is not due to a force majeure event, and as a result of such failure, the Premises or a portion thereof shall be substantially unusable by Tenant for the purposes for which they were demised to Tenant under this Lease, then, commencing with the expiration of such ten (10) day period, Tenant's Base Rental and Additional Rental due under this Lease shall abate in the proportion that the rentable square footage of the portion of the Premises rendered substantially unusable by such failure bears to the total rentable square footage of the Premises for the period of time that such portion is substantially unusable.

11.  LANDLORD'S RIGHT TO ENTER PREMISES

     Landlord shall retain duplicate keys to all doors of the Premises. Tenant shall not change the locks on any entrance to the Premises. Upon Tenant's written request to Landlord, Landlord will make a reasonable change of locks on behalf of Tenant at Tenant's sole cost and expense. Landlord and its agents, employees and independent contractors shall have the right to enter the Premises at all times in the event of an emergency, and at reasonable hours to make repairs, additions, alterations, and improvements that are required by this Lease or are otherwise performed with Tenant's prior written consent; to exhibit the Premises to prospective purchasers, lenders or tenants, but Landlord may enter to exhibit the Premises to prospective tenants only during the last twelve (12) months of the Term or following any event of default for as long as such event of default remains uncured; and to inspect the Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder. Landlord shall also have the right to enter the Premises at reasonable hours to install, maintain, repair and replace pipes, wires, cables, duct work, conduit and utility lines through hung ceiling space and column space within the Premises. Landlord agrees to use reasonable efforts to minimize any interference with Tenant's business caused by such entry. Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Premises as shall be reasonably practicable under the circumstances; such prior notification may take the form of a telephone call to Tenant at the Premises or written notice forwarded to Tenant at Tenant's address for notices set forth in this Lease. During such time as such work is being carried on in or about the Premises, payments provided herein shall not abate and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof.

12.  REPAIRS BY TENANT

     With the exception of those items set forth in this Lease that are required to be repaired by Landlord, Tenant, during the Term of this Lease or any extension or renewal of this Lease, shall, at its sole cost and expense, make all repairs as shall be reasonably necessary to keep the Premises, and any portion of the Building under Tenant's exclusive control, in good condition and repair, normal wear, loss by fire or other casualty not caused by Tenant, Tenant's employees, agents or contractors and condemnation excepted. Tenant further agrees that all damage or injury of whatever nature done to the Premises by the Tenant or by any person in or upon the Premises except the Landlord, Landlord's agents, servants, contractors and employees, shall be repaired by Tenant at its sole cost and expense.

13.  ALTERATIONS

     Tenant shall make no alterations or other improvements (collectively, "Alterations") to the Premises without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; provided, however, that Tenant may make decorative changes to the interior of the Premises, including but not limited to repainting and recarpeting the Premises, without Landlord's consent. Unless otherwise agreed, all such approved Alterations shall be made by Landlord at Tenant's sole expense and shall become the property of Landlord and be surrendered with the Premises upon the expiration of this Lease.

     Landlord may, at Landlord's option, require Tenant to remove any or all such Alterations, and repair any damage to the Premises resulting from such Alterations, upon the expiration or earlier termination of this Lease, provided that Landlord informs Tenant at the time of providing its written consent to the making of any such Alteration that Tenant will be required to remove such Alteration, and repair of any damage to the Premises resulting from such Alteration or the removal of such Alteration, prior to the expiration or earlier termination of this Lease.

14.   LIENS

      Tenant shall pay or cause to be paid all costs for work done by or on behalf of Tenant or caused to be done by or on behalf of Tenant on the Premises of a character which will or may result in liens against Landlord's interest in the Premises, the Building or the Project, or any part thereof and Tenant will keep the same free and clear of all mechanics' liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant. Tenant hereby agrees to indemnify Landlord for, and defend and hold Landlord harmless from and against all liability, loss, damages, costs or expenses, including reasonable attorneys' fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials or supplies furnished to, Tenant, including lien claims of contractors, laborers, or materialmen. Should any such liens be filed or recorded against the Premises, the Building or the Project with respect to work done for or materials supplied to or on behalf of Tenant or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be released of record within twenty (20) days after notice thereof. If Tenant desires to contest any such claim of lien, Tenant shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction as may be provided by Massachusetts' mechanics' lien statutes. If Tenant shall be delinquent in paying any charge for which such a mechanics' lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and costs associated therewith, and the amount so paid, together with interest thereon at the highest rate permitted by law and reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rental.

15.   ASSIGNMENT AND SUBLETTING

      Tenant may not, without at least fifteen (15) days' prior written notice to Landlord in accordance with the Notices provision of this Lease, and the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (collectively, an "Assignment"). In the event that Tenant provides Landlord with notice of such proposed Assignment, such notice shall be accompanied by a copy of any and all documents, instruments and agreements pertaining to such transaction reasonably necessary for Landlord to evaluate such proposed Assignment. Whether or not such proposed Assignment is approved by Landlord, Tenant shall reimburse Landlord for its reasonable attorneys' fees incurred in connection with reviewing any proposed Assignment. Landlord shall have fifteen (15) days from its receipt of Tenant's notice of the proposed Assignment and all other required and reasonably requested information within which to make a decision as to whether or not such proposed Assignment will be approved. At a minimum, without limitation, in each event the following requirements must be satisfied: (a) Tenant shall not be released from any obligations or any liabilities hereunder as a result of any such Assignment; (b)

      Tenant shall not be in default hereunder at the time it requests Landlord's consent or on the effective date of the proposed Assignment;
      (c) any Assignment or attempted Assignment without Landlord's consent shall be voidable at Landlord's option; (d) Landlord shall be provided with such information regarding the name, identity, business reputation and creditworthiness of the proposed assignee or subtenant as Landlord shall reasonably request; and (e) in the case of an assignment of the Lease, the assignee shall deliver to Landlord a written agreement whereby it assumes jointly and severally with Tenant all of the obligations and liabilities of Tenant under this Lease. In the event Landlord elects to approve a requested Assignment, Landlord has the right, but not the obligation, to terminate the Lease effective as of the date Tenant vacates the Premises; provided, however, that Landlord shall have no right to terminate the Lease under this paragraph in the event that the Assignment is a "Permitted Assignment," as defined below. Should Landlord elect to terminate the Lease, Tenant shall be relieved of any liability or obligation to pay rent beyond the date of termination. Unless Landlord expressly agrees to terminate the Lease or Tenant's obligations hereunder, in no event shall any Assignment, whether approved by Landlord or not, relieve Tenant from its obligations under this Lease. Consent to one Assignment shall not destroy or waive this provision, and all later Assignments shall likewise be made only upon prior written consent of Landlord. Assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without relieving Tenant's liability. In the event that Tenant shall be entitled to any rent, rentals, payment, profit or any other sum or cost paid by the assignee or subtenant in connection with such Assignment in excess of the then applicable rent and other charges payable by Tenant to Landlord under this Lease ("Excess Rental"), then as and when such Excess Rental is received from such assignee or subtenant, Tenant may retain one-half of such Excess Rental, and Tenant shall pay one-half of such Excess Rental to Landlord.

      In determining whether to consent or withhold consent to a proposed Assignment, Landlord and Tenant agree that Landlord may withhold its consent to any proposed Assignment, and such withholding of consent by Landlord will not be unreasonable, if: (1) if the proposed assignee or subtenant is a party who would, or whose use would, detract from the character of the Building, such as, without limitation, a dental, medical, chiropractic or a governmental office; or (2) if the proposed assignee or subtenant proposes to engage in a business in the Premises which is not consistent with the standards of the Building or is not permitted by or would contravene the provisions of this Lease; or (3) if the lease to, or use of the Premises or any portion thereof by, such subtenant or assignee will cause Landlord to be in violation of any restrictive use covenants granted by Landlord to any other tenant in the Project in such tenant's lease; or (4) if, in the case of a proposed assignment, the proposed assignee is not of sufficient financial worth to perform its obligations under this Lease as such obligations become due; or (5) the proposed assignee or subtenant is then a tenant in the Project, or is then negotiating with Landlord to become a tenant in the Project; provided, however, it is understood and agreed that bases set forth above upon which Landlord may reasonably withhold its consent to a proposed Assignment are not intended, and shall not be construed, to be an exclusive list of reasonable bases upon which Landlord may withhold its consent, and Landlord reserves the right to withhold its consent to any proposed Assignment by virtue of any other reasonable basis.

      Upon execution of any sublease or assignment approved by Landlord under this Article, a fully-executed counterpart of the sublease or assignment shall be promptly delivered to Landlord by Tenant.

      A change, whether voluntary, involuntary or by operation of law, or a merger, consolidation or other reorganization of more than a 49% ownership in Tenant shall be an assignment of this Lease and subject to the provisions of this Article.

      Notwithstanding the foregoing, Tenant may, without securing Landlord's consent, do any one or more of the following things (each of which is a "Permitted Assignment"):

       (i) Assign this Lease or sublet the Premises, in whole or in part, to any subsidiary company, parent company, or other affiliated company of Tenant; as used herein, a company is an "affiliated" company of Tenant if it directly or indirectly controls, or is controlled by, or is under direct or indirect common control with, Tenant; and, as used herein, "control" means the power to direct the management and policies of an entity, directly or indirectly, through the exercise of voting rights; and/or

       (ii) Assign this Lease or sublet the Premises to any company with which Tenant may merge, consolidate or be sold to, or to any company resulting from a merger or consolidation to which Tenant may be a party; and/or

       (iii) Assign this Lease or sublet the Premises pursuant to a reorganization under which a majority of the capital stock or substantially all of the assets of Tenant are acquired by a publicly owned company; and/or

       (iv) Assign this Lease or sublet the Premises to any person, firm, or corporation purchasing all or substantially all of Tenant's assets or a controlling interest in Tenant's stock; and/or

       (v) Assign this Lease or sublet the Premises to any person, firm, or corporation who has a net worth exceeding Twenty-five Million Dollars ($25,000,000.00).

      Provided, that in the event of such Permitted Assignment, (a) the use of the Premises to be made by the assignee under such Permitted Assignment (the "Permitted Assignee") will be substantially the same as the use then being made of the Premises by Tenant, and will be within the permitted uses of the Premises under the Lease; (b) no later than fifteen (15) days after the effective date of the assignment of the Lease or the subletting of the Premises to a Permitted Assignee, Tenant provides Landlord with written notice of such assignment or subletting, including (i) the written acknowledgment of Tenant that Tenant remains fully liable for all of Tenant's obligations under this Lease until the expiration of the Term of the Lease, and (ii) in the case of an assignment of the Lease to the Permitted Assignee, the express assumption by the Permitted Assignee of all obligations of Tenant under the Lease and the Permitted Assignee's express agreement to be bound by all terms and conditions of the Lease; and (c) Tenant provides Landlord with all documentation reasonably requested by Landlord in order to evaluate the Permitted Assignment.

16.   EMINENT DOMAIN

      If the whole or any part of the Premises shall be taken by Federal, State, County or City authority for public use, or under any statute, or by right of eminent domain (or is conveyed by Landlord in lieu of such taking), then the Term hereby granted and all rights of the Tenant hereunder shall cease and terminate as of the day before the effective date of such taking. It is expressly agreed that the Tenant shall not have any right or claim to any award made to or received by the Landlord for such taking. Provided, however, that Tenant shall have the right to separately pursue an award from the condemning authority for its damages incurred in relocating its business to other premises, so long as such award or the pursuit thereof will not reduce any award that would otherwise be available to Landlord from such condemning authority.

17.   DESTRUCTION OR DAMAGE TO PREMISES

      If the Premises shall be damaged or destroyed in whole or in part by fire, casualty or other causes covered by Landlord's insurance, Landlord shall promptly and diligently restore the Premises to their condition on the date originally demised to Tenant under this Lease, including the "Improvements" to the Premises constructed by Tenant in accordance with the provisions of Exhibit "C" to this Lease, ordinary wear and tear excepted ("Landlord's Restoration"), provided that, in Landlord's reasonable estimation, such repairs can be made within one hundred twenty
      (120) days of such destruction or damage. In the event that restoration of the Premises estimated by Landlord to take one hundred twenty (120) days or less to complete has not been substantially completed within one hundred twenty (120) days after the occurrence of such damage or destruction, then Tenant shall have the option of terminating this Lease, provided that (i) at the time Tenant is required to exercise such option, Landlord is not then actively in the process of completing such restoration; (ii) the delay in substantial completion of the restoration of the Premises is not caused, in whole or in part, by Tenant or any force majeure; and (iii) Tenant provides Landlord with written notice that Tenant elects to exercise such option no later than fifteen (15) days following the expiration of such one hundred twenty (120) day period. In the event that Tenant exercises its option to terminate this Lease in accordance with the terms of this paragraph, such termination shall be effective on the thirtieth (30th) day following Landlord's receipt of Tenant's notice exercising such option; and, the Term of the Lease shall expire on such thirtieth (30th) day as if such date were the Expiration Date. Tenant shall, upon substantial completion by Landlord, promptly and diligently, and at its sole cost and expense, repair and restore any improvements to the Premises made by Tenant after the Rent Commencement Date to the condition thereof prior to such destruction or damage. If, in Landlord's reasonable estimation, the Premises cannot be restored, to the extent required herein, within one hundred twenty (120) days of such damage or destruction, Landlord at its option shall, by written notice to Tenant given within sixty (60) days after the date of such fire or other casualty, either (i) elect to repair or restore such damage, this Lease continuing in full force and effect, or (ii) terminate this Lease as of a date specified in such notice, which date shall not be less than thirty
      (30) nor more than sixty (60) days after the date such notice is given. Until Landlord's Restoration is complete, there shall be an abatement or reduction of Base Rental and Additional Rental for Operating Expenses only (and not Taxes) in the same proportion that the square footage of the Premises so damaged or destroyed and under restoration bears to the total square footage of the Premises, unless the damaging event was caused by the negligence or willful misconduct of Tenant, its employees, officers, agents, licensees, invitees, visitors, customers, concessionaires, assignees, subtenants, contractors or subcontractors, in which event there shall be no such abatement.

      Notwithstanding the foregoing provisions of this paragraph, if damage to or destruction of the Premises, in excess of fifty percent (50%) of the value of the Premises, shall occur within the last year of the Term of this Lease, as the same may be extended as provided hereinafter, the obligation of Landlord to restore the Premises shall not arise unless (i) Landlord, at its sole option, elects to undertake Landlord's Restoration;
      (ii) neither party has elected to terminate this Lease as provided below;
      (iii) Landlord, at its sole option, elects to provide Tenant with the opportunity of extending the Term of this Lease for an additional period so as to expire five (5) years from the date of the completion by Landlord of Landlord's Restoration; and, (iv) Tenant gives written notice to Landlord within thirty (30) days after Landlord's request that it agrees to such extension. Such extension shall be on the terms and conditions provided herein, if an option to extend this Lease remains to be exercised by Tenant hereunder, or under the terms prescribed in Landlord's notice, if no such further extension period is provided for herein. Upon receipt of such notice from Tenant, Landlord agrees to promptly undertake Landlord's Restoration. Failing such notice to extend, Landlord at its option shall have the right to terminate this Lease as of the date of the damaging event, or to restore the Premises and the Lease shall continue for the remainder of the then unexpired Term, or until the Lease is otherwise terminated as provided herein. Additionally, if damage to or destruction of the Premises, in excess of fifty percent (50%) of the value of the Premises, shall occur within the last year of the Term of this Lease, as the same may be extended by the parties from time to time, then Tenant shall have the option of terminating this Lease by providing Landlord with written notice of such termination no later than thirty (30) days after the occurrence of such damage or destruction, and in such event this Lease shall be terminated effective on the thirtieth (30th) day following Landlord's receipt of Tenant's notice exercising such option; and, the Term of the Lease shall expire on such thirtieth (30th) day as if such date were the Expiration Date.

18.   INDEMNIFICATION

      Subject to the other provisions of this Lease, Tenant hereby indemnifies Landlord from and agrees to hold Landlord harmless against, any and all liability for any loss, injury, or damage (collectively, a "Loss"), including, without limitation, all costs, expenses, court costs and reasonable attorneys' fees, imposed on Landlord by any person whomsoever, caused by or resulting from (i) any Loss occurring in the Premises (except where such Loss is caused by or results from the gross negligence or willful misconduct of Landlord or its employees, agents or contractors); and (ii) any Loss occurring in the Building or anywhere in the Project other than the Premises that is caused by or results from the gross negligence or willful misconduct of Tenant, its employees, agents or contractors. Subject to the provisions of this Lease, Landlord hereby indemnifies Tenant from, and agrees to hold Tenant harmless against, any and all liability for any Loss occurring in the Premises, the Building or anywhere in the Project, including, without limitation, all costs, expenses, court costs and reasonable attorneys' fees, imposed on Tenant by any person whomsoever, caused by or resulting from the gross negligence or willful misconduct of Landlord or its employees, agents or contractors. The provisions of this paragraph shall survive the expiration or any termination of this Lease.

19.   INSURANCE

(a)   Landlord's Insurance.

         (1) Landlord shall obtain and keep in force during the Term of this Lease an insurance policy or policies of all-risks fire, extended coverage, theft, vandalism, malicious mischief and other casualty, covering loss or damages to the Project and the Common Areas, as well as all improvements thereto, and the structural improvements to the Premises.

         (2) Landlord shall also obtain and keep in force during the Term of this Lease such other insurance in such amounts and with such policy provisions as it shall deem necessary or appropriate, including without limitation the following: commercial general liability insurance pertaining to the Project and the Common Areas, and bodily injuries, death and property damage arising or occurring therein.

         (3) Tenant shall reimburse Landlord for any increase in the cost of any of Landlord's insurance pertaining to the Project if said increase is caused by or results from Tenant's use or occupancy of the Premises, the breach of this Lease by Tenant, or the acts, omissions, or negligence of Tenant, its employees, officers, agents, licensees, invitees, visitors, customers, concessionaires, assignees, subtenants, contractors or subcontractors.

      Landlord shall deliver to Tenant a certificate of insurance reflecting that the insurance that Landlord is required to maintain under this Lease has been obtained and is in full force and effect upon Landlord's receipt of Tenant's written request for same.

(b) TENANT'S INSURANCE. During the Term of this Lease, and any extension and renewal thereof, Tenant, at its sole cost and expense, shall carry and maintain the following policies of insurance with insurance companies licensed or authorized to do business in the Commonwealth of Massachusetts and rated as no less than A-, Class VI in the current edition of Best's Guide, insuring Landlord, Landlord's management agent and authorized agent, Tenant, and any lender of record encumbering the Premises if requested by Landlord, and shall deliver to Landlord a certificate of insurance evidencing such coverage both prior to taking possession of the Premises and annually thereafter:

         (1) Property Insurance on the Special or All-Risk Form (including theft, sprinkler leakage, boiler and machinery insurance), covering Tenant's personal property, trade fixtures, inventory and equipment located in the Premises in an amount equal to the full replacement cost of all items.

         (2) Commercial General Liability Insurance on an occurrence form including premises operations, products/completed operations, hazard and contractual coverage with limits of no less than $2,000,000 per occurrence, $2,000,000 General Aggregate and $2,000,000 Completed Operations Aggregate. The insurance required of Tenant hereunder may be satisfied by an umbrella policy, so long as the minimum coverage requirements set forth under this paragraph are satisfied.

         (3) Workers' Compensation Insurance with liability limits required by the laws of the state in which the Premises are located and employers liability coverage.

         (4) Business Interruption Insurance in amounts sufficient to pay for Tenant's expenses and lost income attributable to perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises as a result of such perils.

             Tenant's Commercial General Liability insurance shall, to the extent permitted by law, name Landlord, Landlord's management agent and authorized agent as additional insureds, and all Tenant's insurance required hereunder shall provide for thirty (30) days' prior written notice to Landlord and its asset and property manager before any modification or termination of said insurance. The above-referenced insurance shall be considered primary and non-contributory with or secondary to coverage provided by Landlord. Landlord reserves the right to require additional coverage and increase limits as industry standards change. Should Tenant engage the services of a contractor, Tenant will make certain that such contractor will carry General Liability Insurance and will name Landlord and its asset and property manager as additional insureds.

(c) WAIVER OF SUBROGATION. Landlord and Tenant shall each have included (so long as commercially reasonable and obtainable) in all policies of all risks, fire, extended coverage, business interruption and other property insurance respectively obtained by them covering the Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other (and any officers, directors, partners, employees, agents, and representatives of the other) for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect covering the party seeking recovery at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery. If the release of either party, as set forth in the immediately preceding sentence, should contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the liability of the other's insurer.

20.   DAMAGE OR THEFT OF PERSONAL PROPERTY

      Tenant agrees that all personal property brought into the Premises shall be at the risk of the Tenant only and that the Landlord shall not be liable for the loss thereof or any damages thereto occasioned from any act of any co-tenant, or other occupants of said Building or any other person, unless such loss results from the gross negligence or willful misconduct of Landlord.

21.   HAZARDOUS MATERIALS

      Tenant agrees that Tenant, its agents and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives (collectively "Hazardous Materials") on, under, or about the Premises, without Landlord's prior written consent (which consent shall not be unreasonably withheld as long as Tenant demonstrates and documents to Landlord's reasonable satisfaction (i) that such Hazardous Materials (A) are necessary or useful to Tenant's business; and (B) will be used, kept, and stored in compliance with all laws relating to any Hazardous Materials so brought or used or kept in or about the Premises; and (ii) that Tenant will give all required notices concerning the presence in or on the Premises (or the release of such Hazardous Materials from the Premises) provided that Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paint, paint remover, and the like), provided further that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises or the environment. Tenant shall comply with all federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "Environmental Laws").

      Tenant further agrees that Tenant will not permit any substance suspected of causing cancer or reproductive toxicity to come into contact with groundwater under the Premises. Any such substance coming into contact with groundwater shall be considered a Hazardous Material for purposes of this Article.

      Notwithstanding the above provisions, Tenant may handle, store, and use Hazardous Materials, limited to the types, amounts, and use identified in the Hazardous Materials List, if any are identified, on Exhibit "D" attached hereto. Tenant hereby certifies to Landlord that the information provided by Tenant pursuant to this paragraph is true, correct, and complete. Tenant covenants to comply with the use restrictions shown on the attached Hazardous Materials List. Tenant's business and operations, and more especially its handling, storage, use and disposal of Hazardous Materials shall at all times comply with all applicable laws pertaining to Hazardous Materials. Tenant shall secure and abide by all permits necessary for Tenant's operations on the Premises. Tenant shall give or post all notices required by all applicable laws pertaining to Hazardous Materials. If Tenant shall at any time fail to comply with this Paragraph, Tenant shall immediately notify Landlord in writing of such noncompliance.

      Tenant shall provide Landlord with copies of any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) relating to any Hazardous Materials to be used, kept, or stored at or on the Premises, at least 30 days prior to the first use, placement, or storage of such Hazardous Material on the Premises. Landlord shall have 10 days following delivery of such Material Safety Data Sheets to forbid, or, in its sole discretion, to approve subject to the limitations contained above, such use, placement, or storage of a Hazardous Material on the Premises.

      Tenant shall not store hazardous wastes on the Premises for more than 90 days; "hazardous waste" has the meaning given it by the Resource Conservation and Recovery Act of 1976, as amended. Tenant shall not install any underground or above ground storage tanks on the Premises. Tenant shall not dispose of any Hazardous Material or solid waste on the Premises. In performing any alterations of the Premises permitted by the Lease, Tenant shall not install any Hazardous Material in the Premises without the specific consent of Landlord attached as an exhibit to this Article.

      Any increase in the premiums for necessary insurance on the Property which arises from Tenant's use and/or storage of Hazardous Materials shall be solely at Tenant's expense. Tenant shall procure and maintain, at its sole expense, such additional insurance as may be necessary to comply with any requirement of any Federal, State or local governmental agency with jurisdiction.

      If Landlord, in its sole discretion, believes that the Premises or the environment have become contaminated with Hazardous Materials that must be removed under the laws of the state where the Premises are located, in breach of the provisions of this Lease, Landlord, in addition to its other rights under this Lease, may enter upon the Premises and obtain samples from the Premises, including without limitation the soil and groundwater under the Premises, for the purposes of analyzing the same to determine whether and to what extent the Premises or the environment have become so contaminated. Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this Article. Tenant may not perform any sampling, testing, or drilling to locate any Hazardous Materials on the Premises without Landlord's prior written consent.

      Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, and any loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant under this clause shall survive any termination of the Lease. At Landlord's option, Tenant shall perform any required or necessary investigation, repair, cleanup, or detoxification of the Premises. In such case, Landlord shall have the right, in its sole discretion, to approve all plans, consultants, and cleanup standards. Tenant shall provide Landlord on a timely basis with (i) copies of all documents, reports, and communications with governmental authorities; and
      (ii) notice and an opportunity to attend all meetings with regulatory authorities. Tenant shall comply with all notice requirements and Landlord and Tenant agree to cooperate with governmental authorities seeking access to the Premises for purposes of sampling or inspection. No disturbance of Tenant's use of the Premises resulting from activities conducted pursuant to this paragraph shall constitute an actual or constructive eviction of Tenant from the Premises. In the event that such cleanup extends beyond the termination of the Lease, Tenant's obligation to pay rent (including additional rent and percentage rent, if any) shall continue until such cleanup is completed and any certificate of clearance or similar document has been delivered to Landlord. Rent during such holdover period shall be at market rent; if the parties are unable to agree upon the amount of such market rent, then Landlord shall have the option of (a) increasing the rent for the period of such holdover based upon the increase in the cost-of-living from the third month preceding the commencement date to the third month preceding the start of the holdover period, using such indices and assumptions and calculations as Landlord in its sole reasonable judgement shall determine are necessary; or (b) having Landlord and Tenant each appoint a qualified MAI appraiser doing business in the area; in turn, these two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for the Premises as of the expiration of the then current term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the rent is found to be within fifteen percent of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the rent be subject to determination or modification by any person, entity, court, or authority other than as set forth expressly herein, and in no event shall the rent for any holdover period be less than the rent due in the preceding period.

      Notwithstanding anything set forth in this Lease, Tenant shall only be responsible for contamination of the Premises by Hazardous Materials or any cleanup resulting directly therefrom, if the matter which resulted in the contamination occurred or the Hazardous Materials were deposited during the Lease Term, or during any other period of time during which Tenant is in actual or constructive occupancy of the Premises. Tenant shall take reasonable precautions to prevent the contamination of the Premises with Hazardous Materials by third parties.

      It shall not be unreasonable for Landlord to withhold its consent to any proposed Assignment if (i) the proposed assignee's or sublessee's anticipated use of the premises involves the generation, storage, use, treatment or disposal of Hazardous Materials; (ii) the proposed assignee or sublessee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property, if the contamination resulted from such assignee's or sublessee's actions or use of the property in question; or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of Hazardous Materials.

      Any of Tenant's insurance insuring against claims of the type dealt with in this Article shall be considered primary coverage for claims against the Property arising out of or under this paragraph.

      In the event of any transfer of Tenant's interest under this Lease, Tenant shall continue to be fully liable for all of its obligations set forth herein regarding Hazardous Materials arising under this Lease throughout the entire Term of this Lease. In the event that the Premises become contaminated with Hazardous Materials, and Tenant is responsible for such contamination as set forth herein, then Tenant's duty to pay Base Rental and Additional Rental shall continue until the obligations imposed by this Lease and such laws are satisfied in full and any certificate of clearance or similar document has been delivered to Landlord.

      All consents given by Landlord pursuant to this Article shall be in writing. Landlord hereby agrees to indemnify, defend, and hold Tenant harmless from any and all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from, or as a result of the presence or use of any Hazardous Materials anywhere in the Project, Building or the Premises, other than the presence or use of Hazardous Materials for which Tenant is responsible under this Lease.

22.   LANDLORD'S LIEN

      [TEXT INTENTIONALLY DELETED.]

23.   RELOCATION

      [TEXT INTENTIONALLY DELETED.]

24.   SUBORDINATION AND ATTORNMENT

      Tenant agrees that this Lease shall be subject and subordinate to any mortgage, security deed, loan deed or similar instrument now on said Premises and to all advances already made, or which may be hereafter made, on account of said instruments to the full extent of all debts and charges secured thereby and to any renewals or extensions of all or any part thereof and to any such instruments which any owner of said Premises may hereafter at any time elect to place on said Premises (collectively, a "Security Instrument"), and Tenant agrees upon request to hereafter attorn to the holder of such Security Instrument as the Landlord under this Lease and execute any paper or papers which the counsel for Landlord may deem necessary to accomplish that end and, if Tenant fails to do so, Tenant shall be in default of its non-monetary obligations under this Lease. Provided, however, that the subordination of this Lease and Tenant's interest hereunder to any Security Instrument shall be contingent upon Landlord, Tenant and the holder of the security interest under such instrument entering into an agreement reasonably acceptable to each of them whereby such holder agrees that Tenant's right of quiet enjoyment of the Premises will not be disturbed in the event of a foreclosure of such holder's interest under such instrument, so long as Tenant does not default in its obligations under this Lease, and fail to cure such default within the time provided in this Lease for the cure of defaults, if any.

25.   ESTOPPEL CERTIFICATE

      Upon Landlord's request, Tenant shall execute and deliver to the Landlord, within ten (10) days from Tenant's receipt of said request, a statement in writing certifying that this Lease is in full force and effect, and setting forth the dates to which the rent and any other charges have been paid, and such statement so delivered to the Landlord may be relied upon by any prospective purchaser of, or by any holder or prospective holder of a mortgage or other security interest in the Building of which the Premises are a part. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification, except as may be represented by Landlord, that there are no defaults in Landlord's performance, and that not more than one (1) month's rental has been paid in advance.

      Upon Tenant's request, Landlord shall execute and deliver to Tenant, within ten (10) days from Landlord's receipt of said request, a statement in writing certifying that this Lease is in full force and effect, and setting forth the dates to which the rent and any other charges have been paid. Landlord's failure to deliver such statement within such time shall be conclusive upon Landlord that this Lease is in full force and effect, without modification, except as may be represented by Tenant, and that, to the best of Landlord's knowledge without inquiry, there are no defaults in Tenant's performance under the Lease. Provided, however, that Tenant may not request such statement from Landlord any more frequently than twice in any Lease Year.

26.   DEFAULT

      The occurrence of any of the following shall constitute a default hereunder by Tenant:

         (a) The Base Rental payable under this Lease (including any Additional Rental) or any sum of money due hereunder is not paid when due, and such failure to pay continues for more than five (5) days after Tenant's receipt of notice thereof from Landlord. Provided, however, that Landlord shall not be required to provide Tenant with the notice and five-day period set forth in this subparagraph more than two (2) times during the Term of this Lease, and the third and each subsequent failure to timely pay such sums shall immediately constitute an event of default hereunder.

         (b) The Premises are abandoned, even though the Tenant continues to pay the stipulated Base Rental, and such condition is not corrected within ten (10) days of Tenant's receipt of notice thereof from Landlord to Tenant. Provided, however, that Landlord shall not be required to provide Tenant with the notice and ten-day period set forth in this subparagraph more than once during the Term of this Lease, and the second, and each subsequent occurrence of such condition shall immediately constitute an event of default hereunder.

         (c) Tenant files any petition for debt relief under any section or chapter of the national or federal bankruptcy code or any other applicable federal or state bankruptcy, insolvency or other similar act.

         (d) Any petition is filed against Tenant under any section or chapter of the national or federal bankruptcy code or any other applicable federal or state bankruptcy, insolvency or other similar act, and such petition is not dismissed within sixty (60) days after the date of such filing.

         (e) Tenant shall become insolvent or transfer property to defraud creditors.

         (f) Tenant makes material misrepresentations to Landlord prior to or contemporaneously with the execution of this Lease.

         (g) Tenant shall make an assignment for the benefit of creditors.

         (h) A receiver is appointed for any of the assets of Tenant, and such receiver is not removed within sixty (60) days of Tenant's receipt of notice from Landlord to obtain such removal.

         (i) A lien is filed against the Premises, Building or Project, or Landlord's estate therein, by reason of any work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or anyone holding the Premises by, through or under Tenant, and Tenant fails to cause the same to be vacated and canceled of record, or bonded off in accordance with the provisions of this Lease, within twenty (20) days after Tenant's receipt of written notice of the existence of such lien from Landlord.

         (j) Tenant fails to observe, perform and keep each and every one of the covenants, agreements, provisions, stipulations and conditions contained in this Lease to be observed, performed and kept by Tenant, including without limitation the "Rules and Regulations" for the Project of which the Premises is a part, and unless otherwise specified herein, Tenant persists in such failure for twenty (20) days after receipt of notice by Landlord requiring that Tenant correct such failure; provided, that in the event any such failure is not reasonably susceptible of cure within such twenty
             (20)-day period, Tenant shall have a reasonable time to cure such failure, provided Tenant commences cure as soon as is reasonably possible, and prosecutes such cure diligently to completion.

27.   REMEDIES

      Upon the occurrence of a default by Tenant, Landlord shall have the option to do and perform any one or more of the following:

(a) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without notice and prejudice to any other remedy available, enter and take possession of the Premises and remove Tenant, or anyone occupying the Premises, and its effects without being liable to prosecution or any claim for damages. In the event of termination of this Lease, Tenant shall be responsible to Landlord for (i) all payments due under this Lease prior to the date of termination, (ii) all costs incurred by Landlord in connection with such termination, and (iii) the entire amount of Base Rental, Additional Rental and other charges due hereunder for the remainder of the Term, less the then fair market rental value of the Premises for the remainder of the Term, with such difference discounted to its present value by using a discount factor of 6%. Such amount shall be paid by Tenant to Landlord immediately upon demand by Landlord and shall constitute liquidated damages and not a penalty or forfeiture (Tenant and Landlord agree that the actual damages are impossible to ascertain and that the amount described above is a reasonable estimate thereof). If Landlord elects to terminate this Lease, Tenant's liability to Landlord for damages shall survive such termination.

(b) Landlord may correct such default, and Tenant shall reimburse Landlord, upon demand, for the cost incurred by Landlord in curing such default.

(c) Landlord may terminate Tenant's right of possession of the Premises without terminating this Lease. Landlord may enter upon and take possession of the Premises as agent of Tenant without terminating this Lease (termination of this Lease shall only occur by written notice of such termination from Landlord to Tenant) and without being liable to prosecution or any claim for damages. In the event that Landlord terminates Tenant's right of possession of the Premises without terminating the Lease, then Landlord shall make commercially reasonable efforts to relet the Premises. In the event that Landlord relets the Premises, Landlord may make any reasonable alterations or refurbish the Premises, or both, or change the character or use of the Premises. Landlord may relet all or any portion of the Premises, alone or in conjunction with other portions of the Building, for a term longer or shorter than the Term of this Lease, at a rental rate other than that provided in this Lease, and upon such other terms (including the granting of concessions) as Landlord reasonably determines to be acceptable. If Landlord elects to reenter and relet all or any portion of the Premises, Landlord shall apply the rent so collected as follows:

         (1) first, to any amount due hereunder other than Base Rental and Additional Rental;

         (2) second, to the payment of costs and expenses of such reletting;

         (3) third, to the payment of Base Rental and Additional Rental;

         (4) fourth, the residue shall be held and applied to future Base Rental and Additional Rental due hereunder, and if any such excess exists at the termination of this Lease it shall be paid over to Tenant.

      No such reentry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Landlord, however, shall have no duty to relet the Premises, and Landlord's failure to do so shall not release Tenant's liability for rent or damages. Tenant shall remain fully liable to Landlord for the deficiency between any rent collected as a result of reletting and the rent and other sums that are owed from Tenant to Landlord under this Lease. Landlord shall have the right to rent any other available space in the building before reletting or attempting to relet the Premises.

(d) In addition to all other sums that are owed by Tenant to Landlord under this Lease, upon such event of default, Tenant shall become liable for any costs incurred by Landlord under this Lease for the completion of any improvements to the Premises, and any real estate commissions paid by Landlord under this Lease (collectively, the "Landlord's Costs"), to the extent set forth in this paragraph. The entire amount of the Landlord's Costs shall be amortized evenly over the Lease Term, and so long as Tenant does not default in its obligations under this Lease, and fail to cure such default within the applicable period of cure, if any, provided under this Lease, then Tenant shall have no liability to Landlord for the repayment of any portion of the Landlord's Costs. However, in the event that Tenant shall default in its obligations under this Lease, and Tenant shall fail to cure such default within the applicable period of cure, if any, provided under this Lease, then in addition to all of Landlord's other remedies available under this Lease, Tenant shall also be liable to Landlord for the portion of the Landlord's Costs that remains amortized but unpaid between the date of such default and the expiration of the Term of this Lease.

(e) The above-stated remedies of Landlord are to be in addition to, and not in lieu of, any other rights and remedies provided Landlord either at law or in equity. No delay in enforcing the provisions of the Lease shall be deemed to constitute a waiver of such default by Landlord, and the pursuit by Landlord of one or more remedies shall not be deemed to constitute an election against other remedies.

28.   EFFECT OF TERMINATION OF LEASE

      No termination of this Lease prior to the normal ending thereof by lapse of time or otherwise shall affect Landlord's right to collect sums due hereunder for the period prior to termination thereof.

29.   ATTORNEYS' FEES

      If any rent or other sum due and owing under this Lease is collected by or through an attorney at law, then, in addition to such sums, Tenant shall also pay Landlord's reasonable attorneys' fees and other reasonable costs incurred in such collection. In the event that any dispute under this Lease shall result in litigation, then the non-prevailing party shall reimburse the prevailing party for its actual reasonable attorneys' fees incurred in bringing or defending such action; provided, however that a recovery of attorneys' fees by Landlord against Tenant under this sentence shall include, but shall not duplicate, the recovery by Landlord against Tenant of its reasonable attorneys' fees and other reasonable costs of collection permitted under the first sentence of this Section.

30.   QUIET ENJOYMENT

      Landlord represents and warrants that it has the full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or disturbance from Landlord, or any party claiming an interest in the Premises by or through Landlord, subject to the terms and provisions of this Lease.

31.   SURRENDER OF PREMISES

      At the termination of this Lease, Tenant shall surrender the Premises and keys thereto to Landlord in same condition as at commencement of the Term, together with the Improvements defined in Exhibit "C," normal wear and tear, loss by fire or other casualty not caused by Tenant, Tenant's employees, agents or contractors, and condemnation excepted.

32.   HOLDING OVER

      If Tenant remains in possession of the Premises after expiration of the Term hereof, without Landlord's written consent, Tenant shall be a holdover tenant at sufferance, and there shall be no renewal of this Lease by operation of law. During the first two (2) months of any holdover, Tenant shall pay holdover rent equal to 150% of the last Base Rental and Additional Rental amount due from Tenant prior to such holdover; thereafter and for the remainder of any such holdover period, Tenant shall pay holdover rent equal to 200% of the last Base Rental and Additional Rental amount due from Tenant prior to any holdover.

33.   REMOVAL OF FIXTURES

      Tenant may prior to the expiration of this Lease, or any extension thereof, remove all unattached and movable personal property and equipment which Tenant has placed in the Premises, provided Tenant repairs all damages to the Premises caused by such removal. All personal property of Tenant remaining on the Premises after the end of the Term shall be deemed conclusively abandoned, notwithstanding that title to or a security interest in such personal property may be held by an individual or entity other than Tenant, and Landlord may dispose of such personal property in any manner it deems proper, in its sole discretion, and Tenant shall reimburse Landlord for the cost of removing such personal property. Tenant hereby waives and releases any claim against Landlord arising out of the removal or disposition of such personal property, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against the claims of all third parties resulting from such removal. Tenant's obligations under this paragraph shall survive the expiration or earlier termination of this Lease.

34.   NOTICES

      Any notice or other communication required or permitted to be given under this Lease must be in writing and shall be effectively given or delivered if hand delivered to the addresses for Landlord and Tenant stated below, or if sent by certified United States Mail, return receipt requested, or if sent by receipted overnight delivery service to said addresses. Notice effected by hand delivery or receipted overnight delivery service shall be deemed to have been received upon the earlier of actual receipt or refusal thereof. Any notice mailed shall be deemed to have been received upon the earlier of (a) actual receipt, (b) refusal thereof, or (c) three (3) days after mailing of same. Either party shall have the right to change its address to which notices shall thereafter be sent, and the party to whose attention such notice shall be delivered, by giving the other party notice thereof in accordance with the provisions of this paragraph; provided, however, that the party in actual or constructive possession of the Premises under this Lease from time to time may not change its address to which notices shall thereafter be sent to eliminate the Premises as an acceptable address where notices to such party may be forwarded or delivered. Until such time as either party shall change its address for notices, notices shall be forwarded as follows:

           To Landlord:       EastWest Property Fund, L.P.
                              c/o TMW Real Estate Management, Inc.
                              5500 Interstate North Parkway
                              Suite 220
                              Atlanta, Georgia 30328
                              Attention:  Director of Asset Management

                              WITH A COPY TO:

                              Lincoln Property Company
                              101 Arch Street
                              Boston, Massachusetts 02110
                              Attention: Building Manager

           To Tenant:         Bill Gross' idealab!
                              181 Newbury Street
                              Suite 110
                              Boston, Massachusetts 02116
                              Attention: Lars Perkins

                              WITH A COPY TO:

                              McDermott, Will & Emery
                              28 State Street
                              Boston, Massachusetts 02109
                              Attention: Peter Friedenberg, Esquire

35.   AGENCY DISCLOSURE

      Hunneman Commercial Company ("Landlord's Broker") has represented the Landlord in this transaction, and The Columbia Group Realty Advisors, Inc. ("Tenant's Broker") has represented the Tenant in this transaction (Landlord's Broker and Tenant's Broker are collectively referred to herein as "Broker"), and Broker will be compensated by Landlord by separate agreement. Landlord and Tenant (each of which is an "Indemnifying Party" hereunder) represent to each other that they have dealt with no broker, agent or finder in connection with this transaction other than Broker. Each Indemnifying Party hereby indemnifies the other party and agrees to hold such other party harmless from and against any and all claims, causes, demands, losses, liabilities, fees, commissions, settlements, judgments, damages, and expenses (including attorneys' fees and court costs) in connection with any claim for commission, fees, compensation or other charge relating in any way to this agreement, or to the consummation of the transactions contemplated hereunder, which may be made by any person, firm or entity, other than Broker, based upon any agreement made or alleged to have been made by such Indemnifying Party or its agent or representative, or the conduct or the alleged conduct of such Indemnifying Party or its agent or representative. The provisions of this paragraph shall survive termination or expiration of the Lease.

36.   EXCULPATION OF LANDLORD

      Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building, and neither Landlord nor any joint ventures (if any), partners, officers, directors, employees or shareholders of or in Landlord shall have any personal liability whatsoever with respect to this Lease.

37.   SIGNAGE

      Landlord agrees that Tenant shall be listed on the Building directory at no cost or expense to Tenant. Tenant shall not place any signs, decals or other materials upon the windows or suite doors of the Premises, nor on the exterior walls of the Premises. Landlord agrees to provide Tenant, at Landlord's expense, one building standard suite door tenant identification sign, and one building standard floor directory identification sign. Provided that Tenant applies for and obtains, at its expense, all required permits, Tenant shall have the right to install the maximum signage allowable by applicable law or variance obtained by Tenant on the exterior of the Building, which shall include the vertical exterior banners along Newbury Street, as well as the marquee fronting Exeter Street; Landlord agrees to cooperate with Tenant in obtaining the permits required for such exterior signage. No other signage is acceptable.

38.   FORCE MAJEURE

      Each party shall be excused from performing an obligation or undertaking provided for in this Lease (other than the obligation of Tenant to pay any and all items of rent as the same become due under the applicable provisions of this Lease) so long as such performance or undertaking is prevented, delayed, or hindered by a strike, lockout, labor dispute, civil commotion, act of God, or any other cause outside and beyond such party's control.

39.   AUTHORITY

      If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws and resolutions of said corporation, and that this Lease is binding upon said corporation. If Tenant is a partnership, each individual executing this Lease on behalf of such partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the partnership, and that this Lease is binding on the partnership. The submission or delivery of this document for examination and review does not constitute an option, an offer to lease space in the Building or an agreement to lease. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant.

40.   DEFINITIONS

      "Landlord" as used in this Lease shall include the first party named in this Lease, and its representatives, assigns and successors in title to Premises. "Tenant" shall include the second party named in this Lease, and his, hers or its heirs and representatives, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or subtenants, as to Premises covered by such assignment or sublease.

41.   RULES AND REGULATIONS

      The current rules and regulations for the Building are attached hereto as Exhibit "E," and are incorporated herein by this reference. Additionally, Landlord may hereafter, from time to time, adopt and promulgate such additional rules and regulations for the government and management of said Building as Landlord may reasonably determine to be necessary (all such existing and future rules and regulations are collectively referred to as the "Rules"). During the Term of this Lease, Tenant shall at all times comply with the Rules and shall ensure compliance with the Rules by Tenant's employees, agents and contractors. Provided, however, that Tenant shall not be required to comply with any Rules adopted after the Effective Date of this Lease which materially impair the rights of Tenant under this Lease or increase the cost to Tenant of exercising its rights under this Lease. In the event of any conflict between the terms of this Lease and the Rules and Regulations, as the same may exist from time to time, the terms of this Lease shall control. Subject to the foregoing, Landlord shall enforce the Rules against all tenants of the Building uniformly, in a non-discriminatory manner.

42.   GUARANTY

      [TEXT INTENTIONALLY DELETED]

43.   SPECIAL STIPULATIONS

      Insofar as the following stipulations conflict with any of the foregoing provisions, the following shall control: See Addendum of Special Stipulations attached hereto and by reference incorporated herein.

44.   DEMOLITION

      [TEXT INTENTIONALLY DELETED.]

45.   ENTIRE AGREEMENT

      This Lease, including any attachments made a part hereof, contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. The failure of either party to exercise any power given such party hereunder, or to insist upon strict compliance by the other party of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of such provision or of the right to demand exact compliance with the terms hereof.

                        [SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the day and year first above written.

                          TENANT:

                          BILL GROSS' IDEALAB!,
                          a California corporation

                          By:
                             [SIGNATURE]
                          Typed Name:

                          Title:
                                [PRESIDENT OR VICE PRESIDENT]

                          Attest:
                                 [SIGNATURE]
                          Typed Name:

                          Title:
                                [CORPORATE SECRETARY OR ASSISTANT SECRETARY]

                                          [CORPORATE SEAL]

                          LANDLORD:

                          EASTWEST PROPERTY FUND, L.P.,
                          a Georgia limited partnership

                          BY:  EASTWEST PROPERTY FUND MANAGEMENT, LLC,
                            a Georgia limited liability company, general partner

                                       By: TMW Real Estate Management, Inc.,
                                    a Georgia corporation, its authorized agent

                                           By:
                                             Barry L. Howell, Vice President

      ADDENDUM OF SPECIAL STIPULATIONS

1. PARKING. If TGI Friday's, an existing tenant of the Building, does not renew its lease in the Building, Landlord shall then offer to Tenant two
      (2) parking spaces adjacent to the Building. Tenant shall pay rent for such spaces at the then market rate for monthly parking contracts for the Newbury/Boylston Street area. Additionally, in the event that the premises leased by TGI Friday's become available during the initial Term of this Lease, and in the event that Tenant exercises its Right of First Offer, as defined below, as to TGI Friday's premises, then Landlord shall offer Tenant the remaining parking spaces adjacent to the Building at the then market rate for monthly parking contracts in the Newbury/Boylston Street area.

2.    RIGHT OF FIRST OFFER.

      (a) GRANT OF RIGHT OF FIRST OFFER. So long as this Lease is in full force and effect, and so long as Tenant is not in default in the performance of its covenants under the Lease beyond any applicable notice, grace or cure period, either at the time of exercise of the right set forth herein or on the date the "Option Space," as hereinafter defined, is to become a part of the Premises, Tenant shall have the right of first offer (the "Right of First Offer") to lease any space in the Building that becomes available during the term of the Right of First Offer, subject to all of the terms and conditions set forth herein. Tenant's Right of First Offer shall be subject and subordinate to the right of the existing tenant of the Option Space to renew the term of its lease for such space, and to any other rights of any other parties to lease all or any portion of such available space, if such rights have already been granted in writing prior to the Effective Date hereof. A Schedule of Lease Expiration Dates and Renewal Options which sets forth the existing rights of other tenants in the Building to which the Right of First Offer is subordinate is attached hereto as Exhibit "F."

      (b) TERM OF THE RIGHT OF FIRST OFFER. The term of the Right of First Offer (the "Option Term") shall commence on the Effective Date of this Lease, and shall expire on the earlier of (i) six (6) months prior to the expiration of the Term of the Lease, as the same may be extended by the written agreement of the parties from time to time, or (ii) the first date on which all space in the Building has either been leased by Tenant or has been presented to Tenant as "Option Space," as defined below, and as to which Tenant's Right of First Offer has been terminated, as provided below.

      (c) AVAILABILITY OF THE OPTION SPACE. If Landlord becomes aware that any space in the Building is or will become available to be leased by a third party during the Option Term, then prior to making such space available to be leased by a third party, Landlord shall forward written notice of the availability of such space (the "Notice of Availability") to Tenant in accordance with the notices provision of this Lease; the Notice of Availability shall specify the location of the space that is or will become available (the "Option Space").

      (d) RENT APPLICABLE TO THE OPTION SPACE. Landlord shall include in its Notice of Availability the terms and conditions it would find acceptable for the leasing of the Option Space by Tenant. Specifically, Landlord shall specify the Base Rental and all Additional Rental that would be applicable to the Option Space (the "Option Space Rent"), and the date on which Landlord anticipates that the Option Space would be available for Tenant's occupancy, which date shall not be sooner than sixty (60) days following Tenant's receipt of the Notice of Availability. The Option Space Rent shall be determined by Landlord, and shall consist of Landlord's good faith determination of prevailing market rent for the Option Space at the time the Option Space would become a part of the Premises, taking into consideration such factors as rental for comparable premises in the Building; rental for comparable premises in existing buildings in the same geographical area as the Building (taking into consideration, but not limited to, use, quality, age and location of the applicable building); the rentable area of the premises being leased; the length of the pertinent rental term; improvement allowances, rent credits, moving allowances, space planning allowances or similar inducements, if any, then being offered in the market place; and the quality and creditworthiness of the tenant, and such other factors as Landlord may reasonably determine are relevant.

      (e) EXERCISE OF THE RIGHT OF FIRST OFFER. In the event that Tenant elects to exercise the Right of First Offer, Tenant shall provide Landlord with notice of its intent to lease the Option Space in accordance with the terms and conditions set forth in Landlord's Notice of Availability, by providing Landlord with written notice of such intent (Tenant's "Notice of Intent") no later than ten (10) business days after Tenant's receipt of Landlord's Notice of Availability. If Tenant does not provide its Notice of Intent to lease the Option Space within such time period, then Tenant shall be deemed to have elected not to exercise the Right of First Offer as to the Option Space; the Right of First Offer shall terminate as to the Option Space; and Landlord shall thereafter be entitled to market and lease the Option Space to any prospective tenant upon such terms and conditions as Landlord may deem appropriate.

      (f) ARBITRATION NOTICE. If Tenant elects to exercise the Right of First Offer, but Tenant disputes Landlord's determination of the Option Space Rent, then Tenant shall have the option of proceeding with the binding arbitration procedure for determining the Option Space Rent set forth below by delivering written notice of such election, in accordance with the notices provision of this Lease (the "Arbitration Notice"), to Landlord contemporaneously with Tenant's delivery to Landlord of its Notice of Intent. Tenant's election to proceed with arbitration as set forth herein to determine the Option Space Rent shall not delay the date on which the Option Space is to become a part of the Premises as set forth in Landlord's Notice of Availability.

      (g) ARBITRATION. If Tenant elects to proceed with arbitration, then the Option Space Rent shall be determined in accordance with the procedure set forth in this paragraph ("Arbitration").

            (1) APPOINTMENT OF BROKERS. Within fifteen (15) days after Landlord's receipt of Tenant's Arbitration Notice, Landlord and Tenant shall forward written notices to each other, in accordance with the notices provision of this

                  Lease, in which each party shall select a real estate broker with the qualifications set forth below. The expenses of the initial two brokers shall be paid by the party appointing such broker, and the expenses of the third broker, if a third broker is appointed as provided below, shall be shared equally by the parties. Each real estate broker selected for Arbitration (i) must be an independent and licensed real estate broker in the jurisdiction where the Premises are located; (ii) must have a minimum of ten (10) years' experience in commercial office leasing in the jurisdiction where the Premises are located; (iii) must be an active broker in the jurisdiction where the Premises are located and known for commercial office expertise; (iv) must have experience representing both landlords and tenants; (v) in the case of the third broker only, is not then representing either Landlord or Tenant; and (vi) in the case of the third broker only, shall not have been involved in any disputes with Landlord, Tenant or either of the other brokers.

            (2) DETERMINATION OF OPTION SPACE RENT. Within twenty (20) days after their selection, the brokers selected by Landlord and Tenant shall deliver to each other their separate written determinations of the Option Space Rent, based on the prevailing market base rental and additional rental rate for comparable leases for comparable premises located in the same geographical area and market as the Building. If the separate determinations of the Option Space Rent made by the brokers vary by five percent (5%) or less, then the Option Space Rent shall be determined by averaging such separate determinations. If, however, such separate determinations vary by more than five percent (5%), then, within fifteen (15) days following the brokers' exchange of their separate determinations of the Option Space Rent, a third broker having the qualifications set forth above shall be selected by the initial two brokers. During the fifteen (15) days following the selection of the third broker, such broker shall in good faith review the separate determinations made by the initial two brokers and within such fifteen (15) day period, such broker shall select the determination of the Option Space Rent made by one of the initial two brokers as the Option Space Rent that will be applicable. When the Arbitration process set forth in this paragraph has been completed, the brokers shall notify both Landlord and Tenant in writing of their determination of the Option Space Rent, which determination shall be binding on Landlord and Tenant.

            (3) PAYMENT OF INTERIM RENTAL. If Arbitration is invoked by Tenant, but for whatever reason, the Arbitration process is not completed and the Option Space Rent has not been determined prior to the date the Option Space is to become a part of the Premises, then Tenant shall commence paying rent for the Option Space at the rate set forth in Landlord's Notice of Availability until the Arbitration process is complete and Landlord has received written notice of the determination of the Option Space Rent made by the brokers (the "Determination Date"); in such event, any excess rental paid by Tenant from the date the Premises were expanded through the Determination Date shall be credited to the Tenant's Base Rental and Additional Rental as the same shall thereafter become due until the entire amount of such credit has been exhausted.

                  (h) EXPANSION OF THE PREMISES. In the event that Tenant provides Landlord with its Notice of Intent to lease the Option Space in the manner provided hereinabove, then, no later than thirty (30) days following Tenant's receipt of Landlord's Notice of Availability (or five
                        (5) business days following Tenant's receipt of the "Amendment" from Landlord, as provided hereinafter, whichever is later), Landlord and Tenant shall execute an amendment to this Lease (the "Amendment") to be prepared by Landlord documenting the expansion of the Premises to include the Option Space, which shall be subject to all existing terms of the Lease except as specified in Landlord's Notice of Availability; the Option Space Rent; and the date on which the Option Space is to become a part of the Premises, as set forth in Landlord's Notice of Availability. In the event that Tenant elects to proceed with the Arbitration procedure set forth herein, then the Amendment presented to Tenant documenting the expansion of the Premises shall provide that the rent initially applicable to the Option Space shall be the Option Space Rent set forth in Landlord's Notice of Availability, until the same is determined through the Arbitration procedure, and upon completion of the Arbitration procedure, the parties shall execute a further amendment to this Lease documenting the amount of the Option Space Rent as determined by Arbitration. In the event that Tenant fails to execute the Amendment within the time required by the terms of this paragraph, then the Right of First Offer shall terminate as to the Option Space, and Landlord shall thereafter be entitled to market and lease the Option Space to any prospective tenant upon such terms and conditions as Landlord may deem appropriate.

                  (i) RIGHT OF FIRST OFFER PERSONAL TO TENANT. The parties expressly agree that, except as set forth herein, the Right of First Offer granted to Tenant herein shall be "personal" to Tenant. The Right of First Offer may only be exercised by Tenant or a Permitted Assignee of Tenant; it may not be exercised by any assignee or subtenant of Tenant other than a Permitted Assignee; and it may not be exercised by Tenant if Tenant is, either at the time that the Notice of Intent is provided by Tenant to Landlord or at the time the Option Space is to become a part of the Premises, negotiating with Landlord or a potential assignee or subtenant to either assign the Tenant's interest under the Lease or to sublet all or a portion of the Premises to a party other than a Permitted Assignee.

3. RENEWAL OPTION. Tenant shall have the following option to renew the Term of this Lease:

      (A) GRANT OF RENEWAL OPTION. So long as this Lease is in full force and effect, and Tenant is not in default in the performance of any of the covenants or terms and conditions of this Lease beyond any applicable notice and period of cure, either at the time of the exercise of the option set forth herein or at the commencement of the renewal term set forth herein, Tenant is hereby granted the option to renew the Term of this Lease (the "Renewal Option") for a period of five (5) additional years (the "Renewal Term"), to commence at the expiration of the Term of the Lease. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except: (i) the Base Rental applicable during the Renewal Term shall be determined as set forth below; (ii) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; (iii) Tenant shall not have the right to assign its renewal rights to any subtenant of the Premises or assignee of the Lease to a party other than a Permitted Assignee, nor may any such subtenant or assignee exercise or enjoy the benefit of the Renewal Option; and
            (iv) the leasehold improvements will be provided in their then existing condition at the time the Renewal Term commences.

      (b) PRELIMINARY NOTICE. If Tenant intends to exercise the Renewal Option, Tenant shall provide Landlord with written notice, in accordance with the notices provision of this Lease (the "Preliminary Notice"), of such intention at least nine (9) months, but no earlier than twelve (12) months, prior to the expiration of the Term of the Lease. If, for whatever reason, Tenant does not forward Preliminary Notice to Landlord, in accordance with the terms of this paragraph, that Tenant intends to exercise the Renewal Option, then the Renewal Option set forth herein shall expire, and Tenant shall not thereafter have any right to exercise the Renewal Option or otherwise acquire an interest in the Premises after the expiration of the initial Term of this Lease.

      (c) RENTAL APPLICABLE DURING RENEWAL TERM. Within thirty (30) days after Landlord's receipt of Tenant's Preliminary Notice, Landlord shall provide Tenant with written notice, in accordance with the notices provision of this Lease (the "Rent Notice"), of the Base Rental that will be applicable during the Renewal Term, and all Additional Rental that will be owed by Tenant during the Renewal Term (the "Renewal Term Rent"). The Renewal Term Rent shall be determined by Landlord, and shall consist of Landlord's good faith determination of the market rental rate for the Premises as of the commencement of the Renewal Term, taking into consideration such factors as rental for comparable premises in the Building; rental for comparable premises in existing buildings in the Back Bay area (taking into consideration, but not limited to, use, quality, age and location of the applicable building); the rentable area of the premises being leased; the length of the pertinent rental term; improvement allowances, rent credits, moving allowances, space planning allowances or similar inducements, if any, then being offered in the market place; and the quality and creditworthiness of the tenant, and such other factors as Landlord may reasonably determine are relevant.

      (d) RENEWAL NOTICE. If, after review of Landlord's determination of the Renewal Term Rent, Tenant elects to exercise the Renewal Option, then, no later than thirty (30) days after Tenant's receipt of Landlord's Rent Notice, Tenant shall forward written notice of such election (the "Renewal Notice") to Landlord in accordance with the notices provision of this Lease. Tenant shall, within thirty (30) days after presentation by Landlord, execute an amendment to this Lease, which amendment shall reflect the extension of the Term of the Lease through the expiration of the Renewal Term, and the Renewal Term Rent that will be applicable during the Renewal Term. If, after providing Landlord with Tenant's Preliminary Notice, Tenant does not, for whatever reason, provide Landlord with the Renewal Notice required hereunder in order to exercise the Renewal Option, then the Renewal Option shall expire; Tenant's Preliminary Notice shall be of no further force or effect; and it shall be as if the Preliminary Notice had never been forwarded by Tenant to Landlord. If, however, after Tenant forwards its Renewal Notice to Landlord, Tenant fails to execute the amendment to the Lease as required by the terms of this paragraph, then such failure shall constitute a default by Tenant under the Lease, but the Term of the Lease shall nonetheless be extended in accordance with the terms hereof.

      (e) NEGOTIATION PERIOD. If, after review of the Rent Notice, Tenant disputes Landlord's determination of the Renewal Term Rent, Tenant may provide Landlord with written notice, in accordance with the notices provision of this Lease, of such dispute, and request that the parties negotiate the amount of such rent (the "Negotiation Notice"), provided that such notice shall be forwarded to Landlord no later than thirty (30) days following Tenant's receipt of the Rent Notice. If, after providing Landlord with Tenant's Preliminary Notice, Tenant does not, for whatever reason, provide Landlord with either the Renewal Notice or the Negotiation Notice as set forth above, then the Renewal Option shall expire as if it had never been executed; Tenant shall not thereafter have any other or further option to renew the Term of the Lease; and the Lease shall expire at the end of the Term. Upon Landlord's receipt of the Negotiation Notice, Landlord and Tenant shall proceed to negotiate in good faith for the thirty (30) days following Landlord's receipt of the Negotiation Notice (the "Negotiation Period") to reach an agreement as to the amount of the Renewal Term Rent. During the Negotiation Period, the amount of the Renewal Term Rent shall be the subject of negotiation only between the parties hereto or their designated agents. If the parties are able to reach an agreement as to the amount of the Renewal Term Rent during the Negotiation Period, then the parties shall execute an amendment to this Lease documenting the renewal of the Lease and the amount or calculation of the Renewal Term Rent; such amendment shall be prepared by Landlord, and Tenant shall execute same within thirty
            (30) days of Landlord's presentation of same to Tenant.

      (f) ARBITRATION NOTICE. If the parties are unable to agree on the amount of the Renewal Term Rent during the Negotiation Period, then either party shall have the option of proceeding with the arbitration procedure for determining the Renewal Term Rent set forth below by delivering written notice of such election, in accordance with the notices provision of this Lease (the "Renewal Arbitration Notice"), to the other party within fifteen (15) days after the expiration of the Negotiation Period. If the parties failed to reach an agreement as to the amount of the Renewal Term Rent during the Negotiation Period, but neither party elects to forward a Renewal Arbitration Notice to the other party within the time frame set forth above, then the Renewal Option shall expire as if it had never been executed; Tenant shall not thereafter have any other or further option to renew the Term of the Lease; and the Lease shall expire at the end of the Term.

      (g) RENEWAL ARBITRATION. If either party elects to proceed with arbitration, then the Renewal Term Rent shall be determined in accordance with the procedure set forth in this paragraph ("Renewal Arbitration").

            (1) APPOINTMENT OF BROKERS. Within fifteen (15) days after either party's receipt of a Renewal Arbitration Notice, Landlord and Tenant shall forward written notices to each other, in accordance with the notices provision of this Lease, in which each party shall select a real estate broker with the same qualifications required for the brokers in an arbitration of Option Space Rent. The expenses of the initial two brokers shall be paid by the party appointing such broker, and the expenses of the third broker, if a third broker is appointed as provided below, shall be shared equally by the parties.

            (2) DETERMINATION OF RENEWAL TERM RENT. Within twenty (20) days after their selection, the brokers selected by Landlord and Tenant shall deliver to each other their separate written determinations of the Renewal Term Rent, based on the prevailing market base rental and additional rental rate for comparable renewal terms of leases for comparable premises located in the same geographical area and market as the Building. If the separate determinations of the Renewal Term Rent made by the brokers vary by five percent (5%) or less, then the Renewal Term Rent shall be determined by averaging such separate determinations. If, however, such separate determinations vary by more than five percent (5%), then, within fifteen (15) days following the brokers' exchange of their separate determinations of the Renewal Term Rent, a third broker having the qualifications set forth above shall be selected by the initial two brokers. During the fifteen
                  (15) days following the selection of the third broker, such broker shall in good faith review the separate determinations made by the initial two brokers and within such fifteen (15) day period, such broker shall select the determination of the Renewal Term Rent made by one of the initial two brokers as the Renewal Term Rent that will be applicable during the Renewal Term of this Lease. When the Renewal Arbitration process set forth in this paragraph has been completed, the brokers shall notify both Landlord and Tenant in writing of their determination of the Renewal Term Rent, which determination shall be binding on Landlord and Tenant. Following the determination of the Renewal Term Rent, the parties shall execute an amendment to this Lease documenting the renewal of the Lease and the amount or calculation of the Renewal Term Rent; such amendment shall be prepared by Landlord, and Tenant shall execute same within thirty (30) days of Landlord's presentation of same to Tenant.

            (3) PAYMENT OF INTERIM RENTAL. If Renewal Arbitration is invoked by either party, but for whatever reason, the Renewal Arbitration process is not completed and the Renewal Term Rent has not been determined prior to the scheduled commencement of the Renewal Term, then Tenant shall continue to pay rent for the Premises at the rate in effect during the last month of the Term until the Renewal Arbitration process is complete and Landlord has received written notice of the determination of the Renewal Term Rent made by the brokers (the "Determination Date"); in such event, any deficiency between the Renewal Term Rent owed by Tenant from the commencement of the Renewal Term through the Determination Date and the amount of rent actually paid by Tenant for such period shall be calculated by Landlord, and Tenant shall pay such deficiency within thirty
                  (30) days after Tenant's receipt of Landlord's statement therefor forwarded to Tenant in accordance with the notices provision of this Lease.

      (h) RENEWAL OPTION PERSONAL TO TENANT. The parties expressly agree that, except as set forth herein, the Renewal Option granted to Tenant herein shall be "personal" to Tenant. The Renewal Option may only be exercised by Tenant or a Permitted Assignee of Tenant; it may not be exercised by any assignee or subtenant of Tenant other than a Permitted Assignee; and it may not be exercised by Tenant if Tenant is, at the time that the Renewal Notice is provided by Tenant to Landlord, negotiating with Landlord or a potential assignee or subtenant to either assign the Tenant's interest under the Lease or to sublet all or a portion of the Premises to a party other than a Permitted Assignee.

            EXHIBIT A

                             FLOOR PLAN OF PREMISES

              [TO BE ATTACHED BY LANDLORD PRIOR TO LEASE EXECUTION]

                                    EXHIBIT B

            DESCRIPTION OF PROPERTY ON WHICH THE PROJECT IS SITUATED

A certain parcel of land with the buildings thereon situated and now numbered 26 on Exeter Street in Boston, Suffolk County, Massachusetts, and bounded and described as follows:

Southerly: By Newbury Street, 110 feet

Easterly:  By a line parallel with and 418 feet west of the westerly line of
           Dartmouth Street, 112 feet

Northerly: By a passageway 16 feet wide, 110 feet and

Westerly:  By a line parallel with and 528 feet west of the westerly line of
           Dartmouth Street, 112 feet

Said parcel is shown on a plan entitled "Plan of Land - Boston, Massachusetts - Surveyed for a Viola Berlin and Florence Berlin, Trs. First Spiritual Temple" dated March 7, 1974, by Otte & Dwyer, Inc., Surveyors, and recorded with Suffolk deeds in Book 8696, Page 28, on which plan the westerly boundary is shown as bounding on Exeter Street and the northerly boundary as bounding on Public Alley No. 434.

           EXHIBIT C

                          PLANS AND SPECIFICATIONS FOR
                            IMPROVEMENTS TO PREMISES

IMPROVEMENTS TO PREMISES. Tenant accepts the Premises in their existing "as is" condition, and Landlord shall have no obligation to make any improvements to the Premises. All improvements to the Premises (the "Improvements") shall be constructed by Tenant at Tenant's sole cost and expense, subject to Landlord's prior approval as set forth herein.

(a) THE PLANS. Prior to constructing the Improvements, Tenant shall submit to Landlord detailed plans and specifications (the "Plans") for construction of the Improvements. After they have been approved by Landlord, a copy of the Plans will be attached hereto as Exhibit "C-1" and incorporated herein by this reference. After attachment of a copy of the Plans hereto, all modifications requested by Tenant to the Plans ("Change Orders") must receive the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed. Upon Landlord's approval of the Plans, which shall not be unreasonably withheld or delayed, Tenant shall commence construction of the Improvements in accordance with the Plans. Landlord shall provide Tenant with either Landlord's approval, or its determination that its approval has been withheld (including Landlord's reasons for withholding such approval), of the Plans or any proposed Change Orders within five (5) business days after Landlord's receipt of such Plans or proposed Change Orders from Tenant.

(b) CONSTRUCTION OF THE IMPROVEMENTS. The Improvements shall be constructed in a good and workmanlike manner, and in compliance with all applicable laws, building codes and zoning restrictions. Tenant shall not commence construction of the Improvements until Tenant has provided Landlord with a certificate of insurance evidencing that all insurance that Tenant is obligated to maintain under this Lease has been procured by Tenant and is in full force and effect. Tenant shall not commence occupancy of the Premises until a certificate of occupancy has been obtained from the appropriate governmental authority with jurisdiction over the Premises reflecting that the Improvements have been substantially completed, and a copy of such certificate has been provided by Tenant to Landlord. Within thirty (30) days after completion of the Improvements in accordance with the Plans, Tenant shall provide Landlord with copies of lien waivers from all contractors, subcontractors and materialmen supplying work or labor for the Improvements. After completion of the Improvements, any alterations or additions which Tenant may desire to make to the Premises shall be made in strict compliance with the terms of this Lease.

(c) IMPROVEMENT ALLOWANCE. Within thirty (30) days following Landlord's receipt of the lien waivers and the certificate of occupancy required by the terms of the preceding paragraph, together with documentation substantiating to Landlord's reasonable satisfaction Tenant's actual cost incurred in constructing the Improvements, Landlord shall reimburse Tenant for such cost in an amount up to, but not exceeding, an allowance of Thirty Dollars ($30.00) per rentable square foot of the Premises, which amount the parties hereby agree is Six Hundred Sixty-one Thousand, Five Hundred Sixty Dollars ($661,560.00) (the "Allowance"), Tenant shall be fully liable for any cost of constructing the Improvements in excess of the Allowance. In the event that the cost of the Improvements for which reimbursement is sought by Tenant from Landlord pursuant to this paragraph is less than the full amount of the Allowance, then the difference between the Allowance and the cost of the Improvements reimbursed to Tenant hereunder shall be credited against Tenant's rental as the same becomes due and payable hereunder until the entire amount of such credit has been exhausted.

                                    EXHIBIT D

                            HAZARDOUS MATERIALS LIST

EXHIBIT E

                              RULES AND REGULATIONS

1. Tenant shall not obstruct the sidewalks, entry passages, corridors, halls, elevators or stairways, or use them for any purpose other than ingress and egress. Tenant shall not cover or obstruct the floors, or skylights and windows which reflect or admit light into any place in the Building in which the Premises are located. Nothing shall be thrown by Tenant, its agents, employees or contractors out of the windows or doors, or down the passages of the Building. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, or other obstructing substances, shall be thrown therein. The cost of repairing any damage resulting to any water apparatus, or to associated systems from the misuse of same by Tenant, its agents, employees or contractors, shall be paid by Tenant.

2. Tenant shall not inscribe, paint, or affix any advertisement or other notice to any part of the outside or inside of the Building, except upon the doors of the Premises. Any advertisement or other notice placed upon the doors of the Premises shall be of such order, size and style, and at such places as shall be designated by Landlord. Signage at the entrance of the Premises, identifying Tenant as a tenant of the Building, will be provided by Landlord in accordance with the signage provisions of this Lease.

3. Tenant shall not do or permit to be done in the Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building or the Property, (only artificial and fire resistant Christmas trees and/or decorations are permitted), or obstruct or interfere with the rights of other Tenants, or in any way injure or annoy them, or conflict with any of the rules and ordinances of the Board of Health. Tenant, its agents, employees and contractors shall maintain order in the Building, shall not make or permit any improper or offensive noise within the Premises or the Building, shall not permit any noxious or offensive odors to permeate any of the Common Areas of the Building or Project, and shall not interfere in any way with other tenants rights of quiet enjoyment or the rights of quiet enjoyment of those having business with other tenants of the Building. No rooms shall be occupied or used as sleeping lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquors shall be sold in said Building.

4. Tenant shall not employ any persons, other than Landlord's janitors, for the purposes of cleaning the Premises.

5. Tenant shall strictly comply with any and all regulations set forth by Landlord for the operation, maintenance and management of the parking areas adjacent to the Building or buildings in which the Premises are contained.

6. No animals, birds, bicycles or other vehicles, or other obstructions, shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building.

                                    EXHIBIT E

7. No painting shall be done, nor shall any alterations be made to any part of the Building by erecting or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork, other than the hanging of art work, or plastering, nor shall any connection be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord or its agent. Landlord requires Tenant to monitor all installation of communications and other non-electrical wiring to ensure that all installed wiring is of a plenum-rated type and that all relevant building and fire codes concerning plenum-rated wiring are maintained by the installer. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order, under the direction and to the satisfaction of Landlord or its agents, and shall be left whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises.

8. A reasonable number of keys for each office within the Premises will be furnished to Tenant without charge. No additional locks or latches shall be put upon any door without the consent of Landlord. Tenant, at the termination of this Lease, shall return to Landlord all keys to doors in the Building and Premises.

9. Landlord, in all cases, reserves the right to prescribe the maximum weight, and the location of iron safes or other heavy articles placed in the Premises.

10. The use of burning fluid, camphor, alcohol, benzene, kerosene or anything except gas or electricity for lighting the Premises, is prohibited. No offensive gases or liquids are permitted in the Premises or in the Building.

11. If Tenant desires blinds over the windows, Tenant must obtain Landlord's consent prior to installing such blinds; they must be in installed at Tenant's sole cost and expense; and they must be of such shape, color and material as may be prescribed by Landlord. No awning shall be placed on the Building.

                                    EXHIBIT E
                                   Page 2 of 2

                                                                       EXHIBIT F

             SCHEDULE OF LEASE EXPIRATION DATES AND RENEWAL OPTIONS

TENANT                LEASE EXPIRATION DATE        RENEWAL OPTIONS
--------------------  ---------------------------  --------------------------------------------------------------
Video Express         March 31, 2005               5-year option, exercisable upon 6 month's prior notice

Wallwork Curry        July 31, 2004                None

TGI Friday's          January 31, 2006             5-year option, exercisable upon 1 year's prior notice

                                                                       EXHIBIT G

                             CLEANING SPECIFICATIONS

              [TO BE ATTACHED BY LANDLORD PRIOR TO LEASE EXECUTION]

                                                                       EXHIBIT H

                                LETTER OF CREDIT

                                                                         [Date]

[Name of Issuing Bank]

Mailing Address:

IRREVOCABLE STANDBY LETTER OF CREDIT NO.
                                         -----------------

BENEFICIARY:

EASTWEST PROPERTY FUND, L.P.

---------------------------

---------------------------

---------------------------

GENTLEMEN:

       At the request of Bill Gross' Idealab! ("Customer"), we hereby establish in your favor an Irrevocable Standby Letter of Credit in the sum of USD EIGHT HUNDRED NINETY-FIVE THOUSAND ONE HUNDRED NINETY-TWO AND 00/100 (US$895,192.00), available by your drafts at sight at our office at ____________________, Boston, Massachusetts, effective immediately and expiring on ___________________.

       Drafts must be accompanied by a statement on your letterhead and purportedly signed by you stating that:

       "The amount of the draw specified in the accompanying draft represents funds due to the undersigned by reason of the default by Bill Gross' Idealab! of its obligations under a lease dated __________ between the undersigned, as landlord, and Bill Gross' Idealab! as tenant, which default has continued without cure beyond the expiration of all notice and cure periods set forth in such lease."

                                    EXHIBIT H

       Drafts drawn hereunder may be presented by Beneficiary or its authorized representative and must be marked: "Draw under [issuing bank] Letter of Credit number_______", and must be accompanied by the original of this Letter of Credit and all amendments (if any). Multiple draws are permitted under this Letter of Credit. All drafts shall be paid in the form of a cashier's check in the full amount of the draft (but not in the aggregate in excess of the applicable limit of this Letter of Credit), made payable to the Beneficiary at the following address:

                           Eastwest Property Fund, L.P.
                           c/o TMW Real Estate Management, Inc.
                           Suite 400
                           Two Ravinia Drive
                           Atlanta, Georgia 30346
                           Attention:  Director of Asset Management.

In the event that the Beneficiary would prefer that such payment be made to the Beneficiary in another form or at another address, the Beneficiary shall so state in the draft.

       We hereby agree with the drawers, endorsers and bonafide holders of all drafts drawn under and in compliance with the terms of this Letter of Credit, that such drafts will be duly honored upon presentation to the drawee on or before [initial expiration date of Letter of Credit] or any subsequent expiration date as herein provided.

       This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified or amended by reference to any other documents whatsoever.

       This Letter of Credit is subject to ISP 98 (International Standby Practices) Publication No. 590.

       You may transfer your rights under this Letter of Credit in its entirety (but not in part) to any successor beneficiary, and such transferred rights may be successively transferred. Transfers of this Letter of Credit shall be effected upon presentation to [issuing bank] of the original of this Letter of Credit and all amendments (if any), accompanied by the completed transfer form attached hereto as Annex A [attach issuing bank's form of transfer form] and payment of our transfer fee [state amount].

       This Letter of Credit shall be deemed to be automatically extend without amendment for an additional one (1) year term from the present or any future expiration date hereof, unless at least thirty (30) days prior to the present or any future expiration date hereof we notify you in writing by overnight courier service, with receipted delivery, that we elect not to consider this Letter of Credit renewed for any such additional period. Such notice shall be given to you at the address set forth above, or if this Letter of Credit has been transferred in accordance with the provisions hereof, to such address as is set forth in the amendment to this Letter of Credit reflecting such new beneficiary. If we give to you such notice of our election not to renew this Letter of Credit, you shall be entitled to draw hereunder in full or in part upon presentation of your draft, accompanied by a copy of such notice (in which event you need not provide the statement set forth above in the second paragraph of this Letter of Credit).

                                    EXHIBIT H

       The principal amount of this Letter of Credit shall be reduced according to the following schedule unless, not less than thirty days prior to the effective date of the next scheduled reduction as set forth below, we receive from you written notice, on your letterhead and purportedly signed by you, (i) referencing this Letter of Credit, and (ii) stating (a) that a default by Bill Gross' Idealab! of its obligations under a lease dated __________ between you, as landlord, and Bill Gross' Idealab! as tenant, has occurred and is then continuing without cure beyond the expiration of all notice and cure periods set forth in such lease, and (b) your request that the principal amount of this Letter of Credit not be reduced:

  SCHEDULED          AMOUNT OF       NEW PRINCIPAL AMOUNT OF
REDUCTION DATE       REDUCTION         LETTER OF CREDIT
-------------------  --------------  --------------------------
March __, 2001       $137,038.40         $758,153.60
March __, 2002       $137,038.40         $621,115.20
March __, 2003       $137,038.40         $484,076.80
March __, 2004       $137,038.40         $347,038.40
March __, 2005       $137,038.40         $210,000.00


  This Letter of Credit will not be automatically renewed after March __, 2010.

                                Very truly yours,

                                 [issuing bank]


                              --------------------
                              Authorized signature

                                    EXHIBIT H
                                   Page 3 of 3